UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Check the appropriate box: ☐

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240. 14a-12
ZAI LAB LIMITED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

This document shall also serve as a circular to holders of the ordinary shares of Zai Lab Limited for purposes of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HK Listing Rules”).
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.
Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange” or “HKSE”) take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.
This document, for which the directors of Zai Lab Limited collectively and individually accept full responsibility, includes particulars given in compliance with the HK Listing Rules for the purpose of giving information with regard to Zai Lab Limited. The directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief the information contained in this document is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this document misleading.

899 Halei Road
Building B
Pudong, Shanghai, China 201203

314 Main Street
4th Floor, Suite 100
Cambridge, MA, 02142

(Nasdaq Trading Symbol: ZLAB; HKEx Stock Code: 9688)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Notice is hereby given that the 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) of Zai Lab Limited (the “Company” or “us”) will be held:

Time and Date:	8:00 a.m. (U.S. Eastern Time) on Wednesday, June 17, 2026
8:00 p.m. (Shanghai and Hong Kong Time) on Wednesday, June 17, 2026

Physical Location:	899 Halei Road, Building B, Pudong, Shanghai, China 201203

Virtual Meeting Site:	www.virtualshareholdermeeting.com/ZLAB2026
The purpose of the meeting is to consider and vote on the following matters:
1.An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2027 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
2.An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
3.An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
4.An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2027 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
5.An ordinary resolution to re-elect William Lis to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

6.An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
7.An ordinary resolution to re-elect Leon O. Moulder Jr. to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
8.An ordinary resolution to re-elect Michel Vounatsos to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
9.An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
10.An ordinary resolution to approve the appointment of KPMG LLP and KPMG as the Company’s independent registered public accounting firms and auditors to audit our consolidated financial statements to be filed with the U.S. Securities and Exchange Commission (“SEC”) and the Hong Kong Stock Exchange for the year ending December 31, 2026, respectively;
11.An ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2026;
12.An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
13.An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs and/or resell treasury shares of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders;
14.An ordinary resolution to approve a general mandate to repurchase ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders; and
15.To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
The record date for the Annual Meeting is April 16, 2026 (ordinary share record date). Only shareholders of record as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 16, 2026 are entitled to receive notice of, and to attend and to vote at, the Annual Meeting or any adjournment thereof. The latest date and time for lodging a share transfer in order to be registered as a shareholder on the record date is 4:30 p.m. (Shanghai and Hong Kong Time) on April 16, 2026.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:
Shareholders of Ordinary Shares
•If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote your shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. on June 14, 2026 (U.S. Eastern Time) / 11:59 a.m. on June 15, 2026 (Shanghai and Hong Kong Time), or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than 11:59 a.m. (U.S. Eastern Time) / 11:59 p.m. (Shanghai and Hong Kong Time) on June 16, 2026, to be voted at the Annual Meeting.
•If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank, or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions so that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
ADS Holders
•If you are a holder of record of our ADSs, each representing ten of our ordinary shares, as of 4:30 p.m. (U.S. Eastern Time) on April 16, 2026 who wishes to exercise your voting rights for the underlying ordinary shares, you must act through the depositary of the ADSs, Citibank, N.A. (“Citibank”), to vote the ordinary shares represented by your ADSs. Citibank will distribute information to ADS holders as of 4:30 p.m. (U.S. Eastern Time) on April 16, 2026 describing how voting instructions may be delivered to Citibank by ADS holders.
•If you are a beneficial owner of ADSs registered as of 4:30 p.m. (U.S. Eastern Time) on April 16, 2026 in the name of a brokerage firm, bank, or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions so that your vote is counted.

By Order of the Board of Directors,

Samantha (Ying) Du
Director, Chairperson of the Board of Directors, and Chief Executive Officer
April 28, 2026

ZAI LAB LIMITED
PROXY STATEMENT FOR
2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS		1

MATTERS REQUIRING SHAREHOLDER ACTION		2

PROPOSALS 1-9	ELECTION OF DIRECTORS	2

PROPOSAL 10	APPROVAL OF THE APPOINTMENT OF KPMG LLP AND KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2026, RESPECTIVELY	9

PROPOSAL 11	APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2026	10

PROPOSAL 12	APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	11

PROPOSAL 13	APPROVAL OF A GENERAL MANDATE TO THE BOARD OF DIRECTORS TO ALLOT AND ISSUE ORDINARY SHARES AND/OR ADSs	14

PROPOSAL 14	GENERAL MANDATE TO REPURCHASE SHARES	16

TRANSACTION OF OTHER BUSINESS		20

CORPORATE GOVERNANCE		21

EXECUTIVE OFFICERS		30

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		32

COMPENSATION DISCUSSION AND ANALYSIS		33

COMPENSATION COMMITTEE REPORT		48

EXECUTIVE COMPENSATION TABLES		49

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION		55

DIRECTOR COMPENSATION		60

EQUITY COMPENSATION PLAN INFORMATION		62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		63

DELINQUENT SECTION 16(A) REPORTS		65

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS		66

AUDIT COMMITTEE REPORT		68

PRINCIPAL ACCOUNTANT FEES AND SERVICES AND OTHER AUDIT MATTERS		69

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		70

DELIVERY OF PROXY MATERIALS		78

PROXY CARD		1

-i-

ZAI LAB LIMITED
899 Halei Road
Building B
Pudong, Shanghai, China 201203

314 Main Street
4th Floor, Suite 100
Cambridge, MA, 02142
PROXY STATEMENT
FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2026
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 29, 2026. This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report on Form 10-K”) of Zai Lab Limited (the “Company” or “us”) are furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or “Board”) for use at the 2026 Annual General Meeting of Shareholders (the “Annual Meeting”), to be held at 8:00 a.m. (U.S. Eastern Time) / 8:00 p.m. (Shanghai and Hong Kong Time) on June 17, 2026 at 899 Halei Road, Building B, Pudong, Shanghai, China 201203, and virtually at www.virtualshareholdermeeting.com/ZLAB2026 for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of the Annual Meeting. This Proxy Statement includes instructions on how to access these materials (including our proxy statement and 2025 annual report to shareholders) online.
All references to “Zai Lab,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Zai Lab Limited.

MATTERS REQUIRING SHAREHOLDER ACTION
PROPOSALS 1-9
ELECTION OF DIRECTORS
Description of the Proposals
The Board of Directors currently has nine members, all of whom are up for re-election at the Annual Meeting in accordance with the Sixth Amended and Restated Memorandum and Articles of Association (the “Current Articles”). The Board of Directors recommends shareholder approval of the re-election for each of these nominees. In reaching this recommendation, the Board of Directors considered a variety of factors, including the recommendation of the Nominating and Corporate Governance Committee, the criteria set forth in the Corporate Governance Guidelines and Board Diversity Policy, and the written confirmation of independence of each independent director. The Board of Directors believes that with their diverse business and professional backgrounds, each nominee will continue to bring to the Board of Directors valuable perspectives, skills, and experience that will complement the Board’s diversity and optimal composition. Among the returning Directors, Nisa Bernice Wing-Yu Leung was appointed as a director of the Company in August 2014 and an independent director of the Company since July 2020 and Peter Karl Wirth was appointed as a director of the Company in May 2017 and an independent director of the Company since May 2020, so they have served on the Board for more than nine years. The Board of Directors is of the view that Ms. Leung and Mr. Wirth are still independent. Under the HK Listing Rules 3.13A, the tenure of independent directors is capped at nine years. In the case of the Company, which changed its listing status from secondary listing to dual-primary listing on the Hong Kong Stock Exchange, the nine-year tenure of the independent directors of the Company is counted from the date of its primary listing on the Hong Kong Stock Exchange, which was June 27, 2022. As such, each of Ms. Leung and Mr. Wirth remain eligible for election at the Annual Meeting under the HK Listing Rules.
If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual general meeting and until his or her successor has been duly elected and qualified or, if sooner, until the director’s death, resignation, or removal. For additional information on the Company’s corporate governance practices, including information on director elections and nominations, see Corporate Governance. For additional information on compensation for our non-employee directors, see Director Compensation. We will not enter into service contracts with our independent or non-employee directors. For information on our employment agreement with our Chief Executive Officer, who also serves Chairperson of the Board of Directors, see CD&A - Employment Agreements. For more information on the view of the Board of Directors regarding director independence, see Corporate Governance - Director Independence.
Director Biographical Information
Set forth below is biographical information for our directors, which has been confirmed by each of them for inclusion in this Proxy Statement. We have provided their current Board and Committee roles as well as a summary of the experiences, qualifications, attributes, and skills that led the Board of Directors to conclude that each director should serve as a director in light of our business and structure. As discussed in Corporate Governance – Director Independence, the Board of Directors has determined that all of our director nominees, other than our Chief Executive Officer Dr. Du and Mr. Moulder, are independent under the Nasdaq listing rules and HK Listing Rules. So far as the Board of Directors is aware, there is no other information which is disclosable pursuant to HK Listing Rules 13.51(2)(h) to (v) or other matters that need to be brought to the attention of the shareholders of the Company. For information on each director’s interest in our shares, see Security Ownership of Certain Beneficial Owners and Management.

Samantha (Ying) Du, Ph.D.
Founder, Chairperson of the Board of Directors, and Chief Executive Officer

Age	Director Since	Board Committees	Other Public Company Boards
61	2014	Research and Development	None
Dr. Du is an experienced executive and entrepreneur with significant global leadership experience who brings to the Board of Directors a deep knowledge of the capital markets and the biotechnology, healthcare, and pharmaceutical industries as well as a considerable scientific background. In addition, as the Company’s Founder and Chief Executive Officer, Dr. Du provides valuable knowledge of the Company and its business.
Key Experience and Qualifications
•Founder, Chief Executive Officer, and Chairperson of the Board of Directors of Zai Lab (2014-Present)
•Healthcare Partner (2012-2014) and Venture Partner (2014-2017) at Sequoia Capital China, leading and serving on the boards of several major healthcare investments
•Co-Founder and Chief Executive Officer of Hutchison MediPharma and Co-Founder and Chief Scientific Officer of Hutchison China MediTech (2001-2011)
•Began her research career at Pfizer Inc. in the United States, where she led the global metabolic licensing program and was involved in the development of multiple early and late-stage products (1994-2001)
•Ph.D. in Biochemistry from the University of Cincinnati and a B.S. in Molecular Biology from Jilin University, China
John David Diekman, Ph.D.
Lead Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
83	2017	Nominating and Corporate Governance, Chair Compensation	None
Dr. Diekman is an experienced executive who brings to the Board of Directors extensive business, management, policy, and capital markets experience as well as deep expertise in the life sciences and venture capital industries, including in the area of oncology.
Key Experience and Qualifications
•Founder and Managing Partner of 5AM Ventures (2002-Present)
•Chairman of the Board of Directors of IDEAYA Biosciences, Inc. (NASDAQ) (2015-June 2020)
•Chairman of The Scripps Research Institute (2014-Present), member of the Advisory Board of the Schaeffer Center for Health Policy and Economics at the University of Southern California (2014-March 2021), Charter Trustee of Princeton University (2008-June 2019), and Trustee of The California Institute of Technology (2004-2008)
•Ph.D. in Chemistry from Stanford University and an A.B. in Organic Chemistry from Princeton University

Richard Brian Gaynor, M.D.
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
76	2021	Research and Development, Chair Compensation	Alkermes plc (NASDAQ)
Dr. Gaynor is an experienced oncologist who brings to the Board of Directors deep expertise in research and development and significant experience as a senior business executive in the biopharmaceutical industry.
Key Experience and Qualifications
•President and Chief of Research and Development at BioNTech US Inc. (formerly Neon Therapeutics, Inc.) (May 2020-Present), after serving in this role at Neon Therapeutics from November 2016 to May 2020
•Member of the Board of Directors of Alkermes plc (September 2019-Present)
•Member of the Board of Directors of Infinity Pharmaceuticals, Inc. (March 2020-March 2024)
•Various senior clinical development and medical affairs roles at Eli Lilly and Company (2002-2016), including Senior Vice President of Clinical Development and Medical Affairs
•Professor at the UCLA School of Medicine (1982-1991) and service on the faculty at the University of Texas Southwestern Medical School (1991-2002), including as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center
•Author of nearly 150 publications and participant on numerous advisory boards and committees, including currently serving as a Director for the Damon Runyon Cancer Research Foundation and on committees for the American Association of Cancer Research and other cancer organizations
•M.D. from the University of Texas Southwestern Medical School, where he served a residency in internal medicine; fellowship training in hematology-oncology at the UCLA School of Medicine
Nisa Bernice Wing-Yu Leung
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
55	2014	Nominating and Corporate Governance	None
Ms. Leung brings to the Board of Directors significant venture capital experience in the global healthcare industry as well as extensive corporate governance experience through her service on the boards of global companies listed in the United States, Hong Kong, and Shanghai.
Key Experience and Qualifications
•Founding Managing Partner at Aulis Capital (June 2025-Present)
•Member of the Board of Directors of Hong Kong Exchanges and Clearing Limited (HKSE) (April 2021-April 2025)
•Managing Partner at Qiming Venture Partners, where she led healthcare investments (2006-February 2025)
•Member of the Board of Directors of CanSino Biologics Inc. (HKSE) (September 2015-September 2024)
•Member of the Board of Directors of Venus Medtech (Hangzhou) Inc. (HKSE) (June 2013-January 2023)
•Member of Stanford University International Advisory Council (2024-Present)
•MBA from Stanford Graduate School of Business

William David Lis
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
61	2018	Audit Commercial	None
Mr. Lis brings to the Board of Directors over 30 years of experience in the biopharmaceutical industry, at both the executive and board level, including considerable leadership and business, financial, and product development expertise.
Key Experience and Qualifications
•Executive Chairman of Tr1x Biotherapeutics, Inc. (May 2025-Present), after serving as Chief Executive Officer and member of the Board of Directors (May 2023-May 2025)
•Various board and executive positions at Jasper Therapeutics, Inc., including Executive Chairman of the Board of Directors (March 2022-May 2023) and Chief Executive Officer and Executive Chairman of the Board of Directors (November 2019-March 2022)
•Member of the Board of Directors of Eidos Therapeutics, Inc. (NASDAQ) (December 2018-its acquisition by Bridge Bio Pharma, Inc. in January 2021)
•Various executive and board positions at Portola Pharmaceuticals, Inc. (later acquired by Alexion Pharmaceuticals, Inc. in 2020), including Chief Executive Officer and Member of the Board of Directors (December 2009-August 2018), Chief Operating Officer (2009), and Chief Business Officer (2008-2009)
•Various executive positions at Scios, Inc. (a Johnson & Johnson company) (2003-2008), including Senior Vice President of New Product Development and Business Development
•Various roles of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) in sales, marketing, medical affairs, and business development (1998-2003)
•B.S. from the University of Maryland
Scott William Morrison
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
68	2021	Audit, Chair and Audit	Corvus Pharmaceuticals, Inc. (NASDAQ)
		Committee Financial Expert	IDEAYA Biosciences Inc. (NASDAQ)
			Tarsus Pharmaceuticals, Inc. (NASDAQ)
			Vera Therapeutics, Inc. (NASDAQ)
Mr. Morrison brings to the Board of Directors financial expertise obtained from his extensive business, accounting, and financial background obtained from his over 40 years of experience serving public and private companies in the life sciences industry until his retirement in 2015 as well as his significant board and audit committee experience.
Key Experience and Qualifications
•Partner with Ernst & Young LLP (1996-2015), serving as U.S. Life Sciences Leader from 2002 to 2015
•Member of the Board of Directors, Chairperson of the Audit Committee, and Member of the Compensation Committee of Corvus Pharmaceuticals, Inc. (2015-Present)
•Member of the Board of Directors, Chair of the Audit Committee, and Member of the Nominating and Corporate Governance Committee of IDEAYA Biosciences Inc. (July 2018-Present)

•Member of the Board of Directors, Chair of the Audit Committee, and Member of the Commercial Committee of Vera Therapeutics, Inc. (April 2020-Present)
•Member of the Board of Directors, Chair of the Audit Committee, and Member of the Commercial Committee of Tarsus Pharmaceuticals, Inc. (October 2022-Present)
•Member of the Board of Directors, Chair of the Audit Committee, Chair of the Transaction and Financing Committee, and Member of the Compensation Committee and Commercial Committee of Global Blood Therapeutics, Inc. (NASDAQ) (2016-its acquisition by Pfizer Inc. in October 2022)
•Member of the Board of Directors and Chairman of the Audit Committee of Audentes Therapeutics, Inc. (NASDAQ) (2016-its sale to Astellas in January 2020)
•Director on several life sciences industry boards, including BIO ECS (2002-2006), the Bay Area Biosciences Board (now California Life Sciences) (1989-2012), the Biotechnology Institute (1998- 2012), and the Life Sciences Foundation (2014-its merger with the Chemical Heritage Foundation in 2015)
•Awarded the CLS Pantheon 2016 Life Sciences Leadership Award
•B.S. in Business Administration from the Haas School at University of California, Berkeley and Certified Public Accountant (inactive)
Leon Oliver Moulder, Jr.
Non-Executive Director

Age	Director Since	Board Committees	Other Public Company Boards
68	2020	Research and Development Commercial	Zenas BioPharma, Inc. (NASDAQ) Dianthus Therapeutics, Inc. (NASDAQ)
Mr. Moulder brings to the Board of Directors significant operational and senior management experience in the biopharmaceutical industry as well as extensive experience as a director on public and private boards in the industry.
Key Experience and Qualifications
•Founder and Managing Member of Tellus BioVentures, LLC, a life sciences investment fund (March 2019-Present)
•Founder and Chairman of the Board of Directors of Zenas BioPharma, Inc. (NASDAQ), a clinical-stage global biopharmaceutical company focused on developing and commercializing immunology-based therapies (December 2019-Present), also serving as Chief Executive Officer since August 2023
•Member of the Board of Directors of Dianthus Therapeutics, Inc. (NASDAQ), a clinical-stage biotechnology company (September 2023-Present)
•Chairman of the Board of Directors of Trevana, Inc. (2011-December 2023)
•Co-Founder, Chief Executive Officer, and Member of the Board Directors of Tesaro, Inc. (NASDAQ) (May 2010-its acquisition by GSK plc in January 2019)
•President, Chief Executive Officer, and Vice Chairman of the Board of Directors of Abraxis BioScience, Inc. (NASDAQ) (2009- 2010)
•Vice Chairman of Eisai Corporation of North America, a research-based pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd. (2008-2009)
•President, Chief Executive Officer, and Member of the Board of Directors of MGI PHARMA, Inc. (2003-its acquisition by Eisai Corporation of North America in 2008), after serving as President and Chief Operating Officer (2002-2003) and Executive Vice President (1999-2002)
•Temple University Trustee (January 2013-Present), Council Member for the University of Chicago Booth School of Business and the Polsky Center for Entrepreneurship and Innovation (June 2016-Present), and Board Member of the Fox Chase Cancer Center (March 2013-Present)

•MBA from The University of Chicago Booth School of Business and B.S. in Pharmacy from Temple University
Michel Pericles Vounatsos
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
64	2023	Commercial, Chair Research and Development Nominating and Corporate Governance	Revvity, Inc. (NYSE)
Mr. Vounatsos brings to the Board of Directors extensive global leadership and management experience in the biopharmaceutical industry, including more than 25 years of service at leading companies. His expertise includes significant commercial experience in China and worldwide in the areas of primary care and neuroscience.
Key Experience and Qualifications
•Chief Executive Officer and Member of the Board of Directors of Biogen Inc. (NASDAQ) (January 2017-November 2022), after serving as Executive Vice President and Chief Commercial Officer (2016)
•Member of the Board of Directors and Audit Committee of Revvity, Inc. (formerly part of PerkinElmer, Inc.) (March 2020-Present) and Chair of the Nominating and Corporate Governance Committee (October 2022-Present)
•Various roles of increasing responsibility at Merck & Co. (1996-2016), including President, Primary Care & Merck Customer Centricity (2014-2016), President, Merck Customer Centricity (2012-2014), President of MSD China (2008-2012), and other leadership positions across Europe (1996-2008)
•Member of the Advisory Board of Tsinghua University School of Pharmaceutical Sciences in Beijing, China (December 2020-Present) and Chairman of the Supervisory Board of Liryc, the Electrophysiology and Heart Modeling Institute at the University of Bordeaux (May 2019-Present)
•MBA from HEC School of Management in Paris, France and Certificate of Clinical and Therapeutic Synthesis in Medicine from Université Victor Segalen, Bourdeaux II, France
Peter Karl Wirth, J.D.
Independent Director

Age	Director Since	Board Committees	Other Public Company Boards
75	2017	Compensation, Chair Audit Nominating and Corporate Governance	None
Mr. Wirth brings to the Board of Directors expertise in corporate governance and significant experience in corporate strategy, product development, business development, and legal issues relating to the operation of a global biopharmaceutical company.
Key Experience and Qualifications
•Chairman of the Board of Directors at Syros Pharmaceuticals, Inc. (2017-February 2025)
•Venture Partner at Quan Capital Management, LLC (August 2018-August 2023)
•Chairman of the Board of Directors of FORMA Therapeutics Holdings, Inc. (NASDAQ) (2012-its acquisition by Novo Nordisk A/S in October 2022)

•Co-Founder, President, and Member of the Board of Directors of Lysosomal Therapeutics, Inc. (2011-2014)
•Various senior executive roles at Genzyme Corporation (1996-its acquisition by Sanofi-Aventis SA in 2011), most recently as Executive Vice President, Legal and Corporate Development, Chief Risk Officer, and Corporate Secretary
•Partner at Palmer & Dodge LLP, where he was head of the firm’s biotechnology practice group and served as outside general counsel for Genzyme and a number of other biotechnology companies (1975-1996)
•J.D. from Harvard Law School and B.A. in Political Science from the University of Wisconsin at Madison
Vote Required
Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy vote in favor of such director. Broker non-votes and abstentions with respect to one or more directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 10
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Description of the Proposal
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firms and auditors retained to audit our consolidated financial statements, subject to shareholder approval in accordance with the HK Listing Rules. The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm in the United States, and KPMG, a public interest entity auditor registered in accordance with the Accounting and Financial Reporting Council Ordinance in Hong Kong, as our independent registered public accounting firms and auditors for the fiscal year ending December 31, 2026. KPMG LLP has been the Company’s independent registered public accounting firm and auditor since 2022.
Upon the recommendation of the Audit Committee, the Board of Directors recommends shareholder approval of the appointment of KPMG LLP and KPMG as our independent registered public accounting firms and auditors for the fiscal year ending December 31, 2026. The Board of Directors continues to believe that the appointment of KPMG LLP and KPMG to serve as our independent registered public accounting firms and auditors is in the best interest of the Company and its shareholders. KPMG LLP will be responsible for auditing our consolidated financial statements for the year ending December 31, 2026 filed with the SEC and the effectiveness of our internal control over financial reporting as of December 31, 2026 in accordance with the Exchange Act, and KPMG will be responsible for auditing our consolidated financial statements for the year ending December 31, 2026 filed in the annual report to be prepared in accordance with the HK Listing Rules.
If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment of KPMG LLP and KPMG. If approved in accordance with Hong Kong Stock Exchange requirements and the HK Listing Rules, KPMG LLP and KPMG will serve as the Company’s independent auditors until the next annual general meeting, unless removed or subsequently changed by shareholders at a general meeting.
We expect a representative from each of KPMG LLP and KPMG to be available at the Annual Meeting to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.
Vote Required
Approval of Proposal 10 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Abstentions with respect to this proposal will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks, and other financial institutions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF KPMG LLP AND KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND AUDITORS TO AUDIT OUR CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026 TO BE FILED WITH THE SEC AND HONG KONG STOCK EXCHANGE, RESPECTIVELY.

PROPOSAL 11
APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2026
Description of the Proposal
The Board of Directors recommends shareholder approval of Board authority to fix auditor compensation for 2026 in accordance with the HK Listing Rules. The Board of Directors notes, in this regard, that the annual amount of auditor compensation cannot fully be determined at the beginning of the year. This is because an auditor’s compensation for any given year may vary, such as due to the scope and extent of the audit work undertaken during that year. As a result, the Board of Directors requests shareholder approval to delegate the authority to the Board of Directors to fix auditor compensation for the year ending December 31, 2026.
If approved in accordance with the HK Listing Rules, the Board of Directors may delegate such responsibility to the Audit Committee. Auditor compensation will be approved in accordance with the policies and procedures described in Pre-Approval Policies below.
Vote Required
Approval of Proposal 11 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to this proposal will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of either vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF BOARD AUTHORITY TO FIX AUDITOR COMPENSATION FOR 2026.

PROPOSAL 12
NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Description of the Proposal
Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our shareholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in the Compensation Discussion and Analysis (“CD&A”) and Executive Compensation Tables. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the CD&A, the tabular disclosures regarding named executive officer compensation, and the narrative disclosures accompanying the tabular disclosures.
As discussed in the CD&A, our executive compensation guiding principles and structure are designed to attract, retain, and motivate strong leaders who perform at high levels and succeed in a demanding business environment.
Specifically, our executive compensation program in 2025 was:
•Mission Focused and Business Driven. Our executive compensation program focused on whether we met our corporate performance goals and whether each named executive officer achieved his or her individual performance goals. These goals are designed to support the annual and long-term objectives of our business, which include the discovery, development, and commercialization of innovative products to address significant unmet medical needs in our key therapeutic areas. We seek to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.
•Market Competitive. While we do not benchmark our compensation, or its components, to a specific market percentile of compensation, we consider the executive compensation programs of a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in the geographies where we do business. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we consider in developing an executive compensation program that is designed to enable us to recruit, retain, and motivate our leadership team to achieve our business objectives and enhance shareholder value.
•Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and any personal performance objectives are met or exceeded and with lower levels of compensation when such corporate or individual performance does not meet our expectations and goals. For 2025, we granted an annual bonus opportunity and performance-based equity awards with payouts tied to the achievement of pre-established performance goals.
•Aligned with Shareholders. We believe every employee contributes to our success and, as such, we have endeavored to design a compensation program that provides every employee with a vested interest in our success. For members of our executive team, including our named executive officers, a significant portion of their total compensation is equity-based to promote further alignment between the interests of our executive officers and our shareholders.
The Compensation Committee actively reviews and assesses our executive compensation program in consideration of the significant competition for top talent in our industry; the challenges of recruiting, retaining, and motivating executives in an industry that generally has significant risks and longer business cycles than other commercial industries; and evolving compensation governance and best practices. In addition, as a company incorporated in the Cayman Islands, with a substantial presence in Greater China (mainland China, Hong Kong, Macau, and Taiwan, collectively) and the United States and dual-primary listing on Nasdaq and the Hong Kong Stock Exchange, our leadership team must also possess, in addition to deep knowledge of the U.S. and Hong Kong securities laws and governance requirements, the global perspectives and expertise required to navigate geopolitical challenges and to address novel and complex issues amid the evolving global regulatory landscape. Because the Company is designing an executive compensation program to attract, retain, and motivate global talent, with specific knowledge of the evolving Chinese regulatory and operating environment, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes, and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. For these reasons, the Compensation Committee looks at the totality of factors the Company faces when it considers and determines executive compensation.
The Compensation Committee strives to act in the long-term best interests of the Company and our shareholders and believes that our executive compensation program is strongly aligned with the long-term interests of our shareholders. In determining whether to approve this proposal, the Compensation Committee believes that shareholders should consider the following with respect to 2025 compensation determinations and governance:
•No 2025 Compensation Increases for Named Executive Officer. The Compensation Committee did not increase 2025 base salaries, target bonus opportunities, or the long-term incentive award values of the named executive officers, including the CEO, as compared to 2024.
•CEO Bonus Based Only on Company Performance. Consistent with the 2024 design and to emphasize and promote CEO accountability for corporate results, the CEO’s annual bonus for 2025 was based entirely on corporate performance. The weighting for the other named executive officers for 2025 was 80% corporate performance and 20% individual performance in order to tie a portion of their bonus to their success in their functional areas of responsibility, while still focusing the executive team on the Company’s overall performance.
•Introduction of Performance-Based Restricted Share Units (“PSUs”). The Compensation Committee approved the grant of PSUs to the named executive officers beginning in 2025 in order to further strengthen the alignment between executive compensation, Company performance, and shareholder expectations. PSUs will vest on the three-year anniversary of the grant date, subject to satisfaction of performance targets during 2025 relating to clinical and pipeline strategic metrics (40%), revenue metrics (30%), and profit metrics (30%).
•Independent Compensation Committee. To promote strong oversight of our executive compensation program and decisions, the Compensation Committee consists solely of independent directors. The Compensation Committee is responsible for, among other things, approving executive compensation for named executive officers other than the CEO and for recommending the compensation of the CEO to the Board of Directors for approval. Dr. Du, our Chairperson and CEO, does not participate in discussions or determinations regarding her compensation. The Compensation Committee uses an independent compensation consultant, which reports directly to the Compensation Committee, to support its oversight of our executive compensation program and decisions.
•Highly Disciplined, Data-Driven Process: The Compensation Committee holds regularly-scheduled meetings where processes and procedures are reviewed and evaluated for ongoing effectiveness. The Compensation Committee relies on objective data and industry experience provided by its independent compensation consultant to stay current on compensation trends and market best practices.
•Shareholder Outreach and Consideration of Shareholder Feedback: The Compensation Committee is committed to maintaining an open and ongoing dialogue with shareholders regarding our executive compensation program. We actively seek investor feedback as part of our regular governance practices and carefully consider feedback shared by shareholders when making compensation decisions. Shareholder engagement remains a key priority, and we expect to continue these efforts in the future.
•Emphasis on Pay for Performance: We emphasize variable pay over fixed pay, with a significant portion of executive compensation tied to corporate performance, including financial results, and we maintain a clawback policy to help avoid improper payments to our executive officers. We also avoid practices that could cause potential conflicts of interest or result in misalignment with long-term interests of our shareholders, such as by maintaining anti-hedging and anti-pledging policies, providing for “double trigger” equity award vesting and severance benefits upon a change in control, prohibiting repricing or exchanging underwater options without shareholder approval, or prohibiting the granting of options or stock appreciation rights (“SARs”) at a discount.
•Strong Compensation Governance Principles: Our executive compensation program is designed to support our pay-for-performance culture and to have strong alignment with the interests of our shareholders. For example, our executive officers are eligible for the same benefits as non-executive, salaried employees; they do not receive any executive-only personal benefits. We do not provide supplemental pension plans or retiree health benefits to our executive officers, and our executive officers do not receive tax-related gross-ups on any element of compensation. We also actively monitor our “burn rate” to be within industry and peer group standards and do not have an “evergreen” feature in our equity incentive plan.
We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on providing competitive compensation to our executive officers that incentivizes high levels of performance while providing the Company with tools to attract, retain, and motivate the best talent.
Vote Required
Advisory approval of Proposal 12 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 12 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or the Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 13
GENERAL MANDATE TO ISSUE SHARES
Description of the Proposal
Prior to our primary listing on the Hong Kong Stock Exchange, our Board of Directors generally had the authority to issue the Company’s authorized shares. Such authority was similar to that of other companies listed on Nasdaq and in the United States. Under the HK Listing Rules, however, a primary-listed company must obtain such authority from its shareholders to issue authorized but unissued shares. Granting such authority to the Board of Directors is a routine annual matter for primary-listed companies on the Hong Kong Stock Exchange. As a result, we are seeking shareholder approval of a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs (a “General Mandate”), in compliance with the HK Listing Rules and to the same extent already authorized under our Current Articles and the rules of Nasdaq. We are not asking shareholders to approve an increase in authorized share capital.
In light of the dynamics in our industry and the markets in which we operate, we believe in maintaining a strong balance sheet with maximum flexibility to fund our continued efforts to pursue our corporate strategic goals. Such General Mandate authority would allow our company to meet the emerging needs of our business, such as advancing and expanding our pipeline through our research and development activities and pursuing growth opportunities through strategic transactions or business development arrangements, in a timely manner. Consistent with our past practice, the Board of Directors will only authorize issuances of securities under a General Mandate if it determines that such issuances are in the best interests of the Company and its shareholders. The Board of Directors has no immediate plans, arrangements, or understandings to issue any shares pursuant to a General Mandate, and we are not asking shareholders to approve a specific issuance of shares.
Further, the Company does not intend to issue any shares under a General Mandate at a discount of more than 10% to the benchmarked price as described in Rule 13.36(5) of the HK Listing Rules, being the higher of the closing price on the date of issue and the average closing price in the 5 trading days immediately prior to the date of issue.
In accordance with the HK Listing Rules, it is a customary practice for primary-listed companies on the Hong Kong Stock Exchange to seek shareholder authority to issue up to 20% of their total issued shares as of the date of the resolution granting the mandate and for such authority to remain effective until the next annual meeting of shareholders, unless otherwise revised or revoked or modified by shareholders at a general meeting. The Company proposed, and our shareholders approved, such a 20% general mandate at each annual meeting since we became primary listed on the Hong Kong Stock Exchange in 2022 until the 2024 annual meeting. Last year, in recognition of differing preferences and levels of comfort with respect to a General Mandate across our diverse global shareholder base, we proposed, and our shareholders approved, a 10% general mandate. Like last year, we are now seeking shareholder approval for continuing authority for the Board of Directors to authorize the Company to issue new shares and/or resell treasury shares (as defined in the HK Listing Rules) (the “treasury shares”) of up to 10% of our issued shares (excluding treasury shares) where the price of any such share issuance will not be discounted by more than 10% to the benchmarked price described above.
In order to give the Company flexibility to allot and issue ordinary shares and/or ADSs if and when appropriate and in accordance with the HK Listing Rules, the Board of Directors recommends shareholder approval of a General Mandate of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting. If approved in accordance with the Hong Kong Stock Exchange requirements and HK Listing Rules, the General Mandate shall remain in force until the next annual general meeting, unless otherwise earlier revised or revoked by shareholders at a general meeting. Pursuant to this proposal, assuming for illustrative purposes that our total issued shares remain unchanged from April 10, 2026 to the date of the Annual Meeting (i.e., 1,134,128,030 ordinary shares) and the Company does not have treasury shares, the Company will be allowed to issue new shares and/or resell treasury shares of up to a maximum of 113,412,803 ordinary shares. For clarity, this authority will include the authority to issue securities convertible into shares of common stock, or options, warrants, or similar rights to subscribe for shares of common stock or such convertible securities of the Company and to make or grant offers, agreements, and/or options (including bonds, warrants, and debentures convertible into shares of common stock), subject to the limitations described in the resolution above.
Vote Required
Approval of Proposal 13 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to these proposals will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF A GENERAL MANDATE TO ISSUE NEW SHARES AND/OR RESELL TREASURY SHARES UP TO 10% OF THE TOTAL NUMBER OF ISSUED ORDINARY SHARES OF THE COMPANY (EXCLUDING TREASURY SHARES) AS OF THE DATE OF THE ANNUAL MEETING.

PROPOSAL 14
GENERAL MANDATE TO REPURCHASE SHARES
Description of the Proposal
Prior to our primary listing on the Hong Kong Stock Exchange, our Board of Directors generally had the authority to repurchase the Company’s authorized shares. Such authority was similar to that of other companies listed on Nasdaq or in the United States. Under the HK Listing Rules, however, a company must obtain such authority from its shareholders to repurchase its shares on the Hong Kong Stock Exchange. Granting such authority to the Board of Directors is a routine annual matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. Without such authority, our ability to repurchase shares would be limited to the repurchase of shares that trade on Nasdaq and would not include repurchases of shares that trade on the Hong Kong Stock Exchange. Granting the Board of Directors this authority will provide parity between investors who hold our shares that trade on Nasdaq and investors that hold our shares that trade on the Hong Kong Stock Exchange.
As a result, in order to give the Company the flexibility to repurchase ordinary shares and/or ADSs if and when appropriate and in accordance with the HK Listing Rules, we are seeking shareholder approval of a general mandate to the Board of Directors to repurchase ordinary shares and/or ADSs (the “Repurchase Mandate”) of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares as defined in the HK Listing Rules) (the “treasury shares”) as of the date of the Annual Meeting. If approved in accordance with the Hong Kong Stock Exchange requirements and HK Listing Rules, the Repurchase Mandate shall remain in force until the next annual general meeting, unless otherwise earlier revised or revoked by shareholders at a general meeting. We are seeking shareholder approval of a mandate to authorize the Board of Directors to repurchase shares and/or ADSs of up to 10% of our issued shares (excluding treasury shares). Pursuant to this proposal, assuming for illustrative purposes that our total issued shares remain unchanged from April 10, 2026 to the date of the Annual Meeting (i.e., 1,134,128,030 ordinary shares) and the Company does not have treasury shares, the Company will be allowed to repurchase a maximum of 113,412,803 ordinary shares, in compliance with the HK Listing Rules and to the same extent already authorized under our Current Articles and applicable Cayman law, SEC, and Nasdaq requirements.
The Board of Directors believes that, following our primary listing on the Hong Kong Stock Exchange, it is in the best interests of the Company and our shareholders to have a general authority from our shareholders to enable our Company to purchase its shares in the markets. Further, the Company believes it is important to promote equality between shareholders, regardless of the exchange on which the shares they hold trade. The Board of Directors would only repurchase shares if it believes it is in the best interests of the Company and its shareholders, taking into account the Company’s overall financial position. The Board of Directors has no immediate plans to repurchase any shares pursuant to this mandate, and we are not asking shareholders to approve a specific repurchase of shares.
The Board of Directors recommends shareholder approval of a Repurchase Mandate of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting. If approved by shareholders, the Repurchase Mandate will remain in force until the next annual general meeting, unless otherwise earlier revised or revoked by shareholders at a general meeting.
Vote Required
Approval of Proposal 14 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at the Annual Meeting. Abstentions with respect to Proposal 14 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks, and other financial institutions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE APPROVAL OF A MANDATE TO REPURCHASE UP TO 10% OF THE TOTAL NUMBER
OF ISSUED ORDINARY SHARES OF THE COMPANY (EXCLUDING TREASURY SHARES)
AS OF THE DATE OF THE ANNUAL MEETING.

EXPLANATORY STATEMENT
This explanatory statement contains the information required pursuant to Rule 10.06(1)(b) of the HK Listing Rules.
Share Capital
As of April 10, 2026, the total number of issued ordinary shares was 1,134,128,030 and the Company did not have treasury shares. Subject to the passing of Proposal 14 and on the basis that no further ordinary shares are issued or repurchased prior to the Annual Meeting, the Company would be allowed under the Repurchase Mandate to repurchase a maximum of 113,412,803 ordinary shares, representing 10% of the total number of issued ordinary shares as of the date of approval of Proposal 14.
Reasons for Repurchase
The Directors believe that it is in the best interests of the Company and its shareholders as a whole to have a general authority from its shareholders to enable the Directors to repurchase ordinary shares and/or ADSs. When exercising the Repurchase Mandate, the Directors may, subject to market conditions and the Company’s capital management needs at the relevant time of the repurchase, resolve to cancel the shares repurchased following settlement of any such repurchase or hold them as treasury shares. Shares repurchased for cancellation may, depending on specific circumstances, lead to an increase in net assets per share and/or earnings per share of the Company. On the other hand, shares repurchased and held by the Company as treasury shares may be resold on the market at market prices to raise funds for the Company, or transferred or used for other purposes, subject to compliance with the HK Listing Rules, the Current Articles, and the laws of the Cayman Islands. Share repurchases will only be made when the Directors believe that such a repurchase will generally benefit the Company and its shareholders as a whole.
Funding of Repurchase
Repurchases of shares must be funded out of funds legally available for such purpose in accordance with the Current Articles, the applicable listing rules of the stock exchanges on which our shares or ADSs are listed and all applicable laws and regulations of the Cayman Islands.
Impact of Repurchase
In the event that the Repurchase Mandate was to be exercised in full at any time during the proposed period within which the Repurchase Mandate may be exercised, there might be a material adverse impact on the working capital and/or gearing position of the Company as compared with the position of the Company as disclosed in the audited financial statements for the year ended December 31, 2025 contained in the 2025 annual report of the Company. However, the Directors do not propose to exercise the Repurchase Mandate to such an extent as would, in the circumstances, have a material adverse effect on the working capital and/or the gearing position which in the opinion of the Directors are from time to time appropriate for the Company.

Share Prices
The highest and lowest prices at which the shares were traded on the Hong Kong Stock Exchange during each of the previous 12 months immediately prior to April 10, 2026 were as follows. While our shares are dual-primary listed on Nasdaq and the Hong Kong Stock Exchange, the information set forth below relates exclusively to our listing on the Hong Kong Stock Exchange and is therefore provided in Hong Kong dollars (HK$). The below values do not represent trading prices of our shares on Nasdaq.

	Share Price
	Highest (HK$)	Lowest (HK$)
2025
April	30.75	20.20
May	27.15	21.70
June	35.50	22.50
July	32.35	25.40
August	31.40	24.56
September	26.92	22.06
October	27.28	19.70
November	21.22	15.22
December	15.91	13.17

2026
January	15.81	13.10
February	15.76	12.31
March	15.52	13.34
April (up to April 10, 2026)	16.88	14.09
Directors, Close Associations, and Core Connected Persons
The Directors will exercise the power of the Company to make repurchases pursuant to the Repurchase Mandate to be approved under Proposal 14 in accordance with the HK Listing Rules and the laws of the Cayman Islands.
None of the Directors nor, to the best of their knowledge having made all reasonable inquiries, any of their close associates (as defined under the HK Listing Rules), have any present intention to sell any shares to the Company under the Repurchase Mandate if such is approved by the shareholders.
No core connected persons (as defined under the HK Listing Rules) of the Company have notified the Company that they have a present intention to sell any shares to the Company, nor has any of them undertaken not to do so, in the event that the Repurchase Mandate is approved by the shareholders.
The HK Takeovers Code
If, on exercise of the power to repurchase shares pursuant to the Repurchase Mandate, a shareholder’s proportionate interest in the voting rights of the Company increases, such increase will be treated as an acquisition for the purposes of Rule 32 of the Codes on Takeovers and Mergers issued by the Securities and Futures Commission in Hong Kong (the “HK Takeovers Code”). As a result, a shareholder or group of shareholders acting in concert (within the meaning of the HK Takeovers Code), depending on the level of increase of the shareholder’s interest, could obtain or consolidate control of the Company and become obliged to make a mandatory offer in accordance with Rule 26 of the HK Takeovers Code.
To the best of the Directors’ knowledge, information, and belief, having made all reasonable inquiries, based on the shareholding information available to the Directors, as of April 10, 2026, an exercise of the Repurchase Mandate in full would not result in any of the shareholders becoming obliged to make a mandatory offer under Rule 26 of the HK Takeovers Code.
The Directors have no present intention to exercise the Repurchase Mandate to such an extent that would result in any shareholder or any other persons becoming obliged to make a general offer under the HK Takeovers Code or the number of shares in the hands of the public falling below the prescribed minimum percentage of 25% under the HK Listing Rules.
Repurchases of Shares
The Company did not repurchase any shares (whether on the Hong Kong Stock Exchange or otherwise) in the preceding six months.
Unusual Features
Neither this explanatory statement nor the proposed share repurchase has any unusual features.

TRANSACTION OF OTHER BUSINESS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

CORPORATE GOVERNANCE
Composition of the Board of Directors
The following table sets forth the name, age, and position of each of our directors:

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	61	Founder, Chief Executive Officer, and Chairperson of the Board of Directors	2014
John D. Diekman	83	Lead Independent Director	2017
Richard Gaynor	76	Director	2021
Nisa Leung	55	Director	2014
William Lis	61	Director	2018
Leon O. Moulder Jr.	68	Director	2020
Scott Morrison	68	Director	2021
Michel Vounatsos	64	Director	2023
Peter Wirth	75	Director	2017
For additional biographical information for our directors, see Matters Requiring Shareholder Action – Proposals 1-9 – Election of Directors – Director Biographical Information.
Election of Directors
The Board of Directors currently consists of nine members. The Current Articles provide that unless otherwise determined by the Company in a general meeting, the number of directors shall be not less than one or more than ten. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth below under Director Nominations.
The laws of the Cayman Islands do not require an annual election of directors, and the Current Articles provide that each Director shall be elected annually for terms expiring at the next annual general meeting of the Company, at which he or she may be eligible for re-election or until the earlier of their resignation or removal.
The Current Articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened, the shareholders of the issued shares as of the applicable record date may by ordinary resolution approve the removal of directors. Shareholders holding in aggregate not less than one-tenth of the voting rights of shares issued and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders in accordance with the Current Articles. Additionally, the Current Articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by ordinary resolution or by vote of a simple majority of our remaining directors present and voting at a meeting of the Board of Directors.
Director Nominations
The Board of Directors is responsible for nominating and recommending director candidates to the Company’s shareholders for election at the annual general meeting or for appointing directors to the Board to fill a vacancy or as an addition to the existing Board between annual general meetings. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate, and recommend director candidates to the Board of Directors for their consideration, as deemed appropriate. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates.

The Board of Directors has adopted Corporate Governance Guidelines that include, among other things, the criteria that the Nominating and Corporate Governance Committee will consider in recommending candidates to the Board of Directors and that the Board of Directors will consider in nominating and recommending candidates to the Company’s shareholders for election. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing, on an annual basis, the qualification criteria for the Board of Directors as a whole and its individual members and recommending any changes to the Board of Directors for approval. In identifying director candidates, the Board of Directors and the Nominating and Corporate Governance Committee may consider any factors that they deem appropriate in the context of the needs of the Board of Directors and the overall diversity and composition of the Board of Directors. Such factors may include, but are not limited to, the candidate’s qualifications, skills, expertise, experience, integrity, independence (including any actual or perceived conflicts of interest), and time availability in light of other commitments, including service on other boards. Diversity may be considered across multiple dimensions, including diversity in experiences, perspective, and skills as well as diversity with respect to other background characteristics such as gender, age, culture, ethnicity, and nationality. Overall, the Board of Directors and Nominating and Corporate Governance Committee will be guided to select and recommend director candidates that they determine are best suited to meet the needs of the Board of Directors and further the interests of our shareholders through their established record of professional accomplishment, ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.
Director Nominations by Shareholders
Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the time frame set forth for shareholder proposals (as described under “When are shareholder proposals and director nominations due for next year’s annual meeting?”) and in accordance with our Articles of Association to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Chief Legal Officer & Corporate Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (1) to be named in the proxy statement for our next general meeting and (2) to serve as a director, if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders or other sources in the same manner as nominees identified by the Nominating and Corporate Governance Committee.
Our Corporate Governance Practices
We seek to implement and follow corporate governance practices in line with best practices in our industry. The Board of Directors has adopted Corporate Governance Guidelines, which are available on our website at https://ir.zailaboratory.com/corporate-governance/highlights. The Board of Directors periodically reviews and updates these Guidelines, as deemed appropriate, such as in consideration of evolving legal and regulatory requirements and corporate governance best practices.

Our corporate governance practices include the following:
•The majority of our directors are independent;
•The Board of Directors has a lead independent director to, among other things, lead meetings of the Board when the Chairperson is not present, serve as liaison between the Chairperson and independent and non-employee directors, and preside over executive sessions of our independent and non-employee directors;
•Our directors are elected annually;
•The Audit, Nominating and Corporate Governance, and Compensation Committees are comprised solely of independent directors;
•Each of the Board Committees operates pursuant to a written charter that has been approved by the Board of Directors and is available on our website;
•Non-employee and independent directors meet regularly without management;
•The Company provides new directors with a director orientation program to help familiarize them with our business, policies, and procedures and makes available to directors continuing education programs;
•The Board and Committees are provided access to senior management as well as independent advisors as necessary to perform their duties and, for Committees, in accordance with their respective charters;
•The Board of Directors and Board Committees conduct an annual self-evaluation; and
•The Board periodically reviews the Company’s succession planning.
Director Independence
The Board of Directors has determined that all members of the Board of Directors, except Samantha (Ying) Du, our Chairperson and CEO, and Mr. Moulder, are independent, as determined in accordance with Nasdaq requirements and the HK Listing Rules. Our Chairperson Dr. Du also serves as our CEO, and Mr. Moulder is the founder and Chairman of the Board of Directors of Zenas BioPharma, Inc., the parent company of Zenas BioPharma (HK) Limited with which we have a license agreement. For more information on this license agreement, see “Transactions with Related Persons.” In making this independence determination, the Board of Directors considered the relationships that each such director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. None of the independent directors has any relationship with any other director, senior management, or substantial shareholder of the Company that impairs their independence under applicable rules. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with applicable SEC rules and regulations, HK Listing Rules, and Nasdaq and Hong Kong Stock Exchange requirements. There are no family relationships among any of our directors or executive officers or senior management.
The Board of Directors also considered each director’s tenure on the Board of Directors when considering independence. In this regard, we note that Ms. Leung has been a member of the Board of Directors since August 2014 and an independent director since July 2020, and Mr. Wirth has been a member of the Board of Directors since May 2017 and an independent director since May 2020. The Board of Directors believe that Ms. Leung and Mr. Wirth continue to provide valuable guidance and perspective to the Company in their respective capacities as independent directors. The Board of Directors has also received from Ms. Leung and Mr. Wirth a confirmation of independence according to Rule 3.13 of the HK Listing Rules. Taking into account that Ms. Leung and Mr. Wirth (i) do not have any relationship with any directors, senior management, or substantial shareholders of the Company; (ii)

are not and have not been involved in any relationships or circumstances which would interfere with the exercise of their respective independent judgment as independent directors; and (iii) have been providing objective and independent views and guidance to the Company as mentioned above during their respective tenures of office as independent directors, the Board of Directors considers that Ms. Leung and Mr. Wirth are still independent and the long service of Ms. Leung and Mr. Wirth, respectively, does not diminish their respective independence or affect their respective exercise of independent judgment, and their continued tenures will continue to provide valuable contributions to the Board and its diversity.
Board Meetings
The Board of Directors held four meetings in 2025. The non-employee and independent directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. Each of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. Seven of our nine incumbent directors attended the 2025 annual meeting.
Committees of the Board
The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Research and Development Committee, and the Commercial Committee. The Audit, Compensation, and Nominating and Corporate Governance Committees are comprised solely of independent directors. The Company’s CEO and Chairperson participates as a member of the Research and Development and participated as a member of the Commercial Committee until February 26, 2026. These committees perform important oversight and advisory functions on behalf of the Board of Directors and meet regularly. All of our committees operate in accordance with written charters, which were approved by the Board of Directors and are available on our website at https://ir.zailaboratory.com/corporate-governance/highlights.
The current membership of each committee, a brief description of their primary responsibilities, and the number of meetings held in 2025 are included below.
Audit Committee
Scott Morrison (Chair), William Lis, and Peter Wirth currently serve on the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in SEC and Nasdaq rules and the HK Listing Rules. The Board of Directors has evaluated the background of Scott Morrison and, upon so doing, designated him as an “audit committee financial expert,” as defined in SEC rules. The Board of Directors has also determined that Mr. Morrison has the relevant accounting qualification as required under the HK Listing Rules. The Audit Committee’s responsibilities include:
•Overseeing the integrity of our consolidated financial statements;
•Overseeing our compliance with legal and regulatory requirements;
•Overseeing the qualifications, independence, and performance of our independent auditor;
•Overseeing the performance of the Company’s internal audit function, including reviewing the internal audit department’s responsibilities, budget, staffing, and any recommended changes in the planned scope of the internal audit with the independent auditor and management;
•Deciding whether to appoint, retain, or terminate our independent auditors and approving all audit, audit-related, and permitted non-audit services, including tax and other services, if any, to be provided by the independent auditors as well as the related fees and terms for such services;

•Reviewing and discussing with management and the independent auditor our annual audited financial statements and our quarterly and interim financial statements and related disclosures as well as significant financial reporting judgments and critical accounting policies and practices used by us;
•Overseeing our controls and procedures, including: reviewing the adequacy of our internal control over financial reporting; overseeing our procedures for the receipt, retention, and treatment of financial and accounting-related complaints and concerns; establishing and overseeing policies and procedures regarding the review and approval of proposed related party transactions and reviewing and determining whether to approve related party transactions to the extent required in accordance with such policies and procedures; overseeing our policies and procedures for compliance with insider trading requirements; and overseeing our ethics and compliance function;
•Discussing with senior management our enterprise risk management program;
•Overseeing our cybersecurity risk management and the integrity of our information technology systems, processes, and data, including our use of emerging technologies such as artificial intelligence and large language models, and reviewing and discussing with management and the internal auditor the adequacy of security for our IT systems, processes, and data and our incidence response and contingency plans;
•Recommending, based upon the Audit Committee’s review and discussions with management and the independent auditor, whether our annual audited financial statements should be included in our Annual Report on Form 10-K filed with the SEC and our annual report and annual results announcement filed with the Hong Kong Stock Exchange;
•Preparing the Audit Committee report and other disclosures required by SEC rules to be included in our annual proxy statement and our Annual Report on Form 10-K; and
•Reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and Hong Kong Stock Exchange, as applicable.
The Audit Committee held seven meetings in 2025. The Audit Committee’s written charter satisfies the applicable standards of the SEC and Nasdaq as well as the HK Listing Rules.
Compensation Committee
Peter Wirth (Chair), John Diekman, and Richard Gaynor currently serve on the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in Nasdaq requirements and HK Listing Rules. The Compensation Committee’s responsibilities include:
•Reviewing and approving the Company’s executive and director compensation programs, policies, structure, and long-term compensation strategy and determining the types of stock and other compensation plans to be used by the Company and its subsidiaries;
•Reviewing the corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of such corporate goals and objectives, and recommending to the Board of Directors for approval the compensation of our CEO based on that evaluation;
•Reviewing and approving the compensation of our executive officers other than the CEO;
•Reviewing and recommending to the Board of Directors for approval the compensation of our non-employee directors;
•Overseeing the administration of our equity incentive plans and other incentive or compensation plans;
•Reviewing and discussing with management the compensation discussion and analysis and other compensation-related disclosure and preparing the Compensation Committee Report to be included in our annual proxy statement and the Company’s Annual Report on Form 10-K;

•Overseeing the management of risks relating to our executive compensation and overall compensation and benefits strategies, plans, arrangements, practices, and policies;
•Overseeing our compliance with applicable rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes and the approval of equity compensation plans, and considering shareholder votes and feedback with respect to executive compensation policies and practices; and
•Evaluating and assessing any legal counsel, compensation consultants, and other advisors the Compensation Committee retains in accordance with applicable laws, regulations, and exchange requirements, including in conducting the independent assessment set forth in the Nasdaq listing rules to the extent required.
In accordance with its Charter and subject to applicable laws and listing rules, the Compensation Committee has the authority to delegate to subcommittees and officers of the Company any of its responsibilities. The Compensation Committee held four meetings in 2025.
Nominating and Corporate Governance Committee
John Diekman (Chair), Nisa Leung, Michel Vounatsos, and Peter Wirth currently serve on the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the Nasdaq and HK listing rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•Identifying and recommending candidates for membership on the Board of Directors and committees to the Board of Directors in accordance with criteria approved by the Board of Directors;
•Assessing the independence of our non-executive directors;
•Reviewing our practices and policies with respect to the Board of Directors, including the structure, size, and composition of the Board of Directors and assisting the Board of Directors in maintaining a board skills matrix;
•Reviewing the functions, duties, and composition of the committees of the Board of Directors and the frequency and structure of Board Committee meetings;
•Supporting the Company’s regular evaluation of the performance of the Board of Directors, including recommending to the Board of Directors or to the appropriate Board committee processes for the annual evaluation of the performance of the Board of Directors, Chairperson of the Board of Directors, Chief Executive Officer, and committees of the Board of Directors;
•Considering and reporting to the Board of Directors any questions regarding potential conflicts of interest of Board members;
•Communicating governance expectations to directors, including with respect to duties, responsibilities, and engagement, and overseeing director training including new director orientation and continuing education;
•Overseeing the maintenance and presentation of the Board of Directors or management’s plans for succession to our senior management positions;
•Reviewing the Company’s corporate governance principles, including the Company’s Corporate Governance Guidelines, on an annual basis, or more frequently if appropriate; and
•Overseeing the Company’s environmental, social, and governance (“ESG”) activities, progress, and disclosure.
The Nominating and Corporate Governance Committee held four meetings in 2025.

Research and Development Committee
Richard Gaynor (Chair), Samantha Du, Leon O. Moulder, Jr., and Michel Vounatsos currently serve on the Research and Development Committee. The Research and Development Committee’s responsibilities include:
•Reviewing and discussing with management our strategic research and development objectives and priorities, identifying opportunities for further research and development projects, and assessing, informing, and recommending to the Board of Directors such strategies and opportunities that it deems suitable for the Company;
•Overseeing, assessing, and, where applicable, approving ongoing Company research and development programs;
•Providing feedback and advice to the Board of Directors regarding our ongoing research and development programs and activities; and
•Reviewing assessments regarding the benefits, risks, and safety of our products and product candidates, as deemed appropriate.
The Research and Development Committee held four meetings in 2025.
Commercial Committee
Michel Vounatsos (Chair), William Lis, and Leon O. Moulder, Jr. currently serve on the Commercial Committee. The Commercial Committee’s responsibilities include:
•Overseeing our commercialization strategy including reviewing and discussing with management our product commercialization plans and efforts and competitiveness of our commercial programs;
•Overseeing commercial risk management, including reviewing and discussing with management our risk assessment and risk management policies and procedures relating to commercial programs;
•Reviewing the capabilities and performance of our commercial team and the adequacy of the resources for our commercial programs; and
•Providing feedback and advice to the Board of Directors regarding commercial performance goals and performance with respect to those goals.
The Commercial Committee held three meetings in 2025.
Board Leadership Structure and Role in Risk Oversight
Our Founder and Chief Executive Officer, Samantha (Ying) Du, is the Chairperson of the Board of Directors. The Board of Directors believes that Dr. Du is the director best suited to identify strategic opportunities for the Company and areas of focus for the Board of Directors due to her extensive understanding of our business as our founder and Chief Executive Officer and her deep knowledge of our industry. The Board of Directors also believes that the combined role of Chairperson and Chief Executive Officer promotes effective execution of strategic initiatives and facilitates the flow of information between management and the Board of Directors. To promote strong corporate governance while the roles of Chairperson and CEO are combined, the Board of Directors has established a lead independent director and appointed John Diekman to serve in this important position. Our lead independent director, among other things, leads meetings of the Board when the Chairperson is not present, serves as liaison between the Chairperson and non-employee and independent directors, has the authority to call meetings of the non-employee and independent directors, and, if requested by a significant portion of our shareholders, will be available for consultation and direct communication.
The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role directly and with the support of its Committees. For example, in connection with its reviews of our operations and corporate functions, the Board of Directors oversees risks associated with those operations and corporate functions. In addition, the Board of Directors reviews risks associated with our business strategies periodically throughout the year.
Each of the Board Committees oversees risk management within its areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee oversees the operation of our enterprise risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities. The Audit Committee also oversees risks related to our financial reporting, compliance with applicable laws and regulations, and our cybersecurity, IT systems, processes, and data. With respect to cybersecurity, to date, we have not experienced a cyberattack or other cybersecurity incident that has materially affected us, though there can be no guarantee that we will not experience such an incident in the future. For more information regarding our cybersecurity program and oversight, refer to Item 1C. Cybersecurity in our 2025 Annual Report on Form 10-K. In connection with its risk management role, the Audit Committee meets privately with representatives from our independent registered public accounting firms and receives regular reporting from management, including our Chief Financial Officer and Chief Legal Officer. Our Chief Financial Officer is responsible for identifying, evaluating, and implementing risk management controls and methodologies to address financial reporting risks, and our Chief Legal Officer is responsible for our enterprise risk management program more broadly. The Compensation Committee considers risks related to our compensation policies and practices, the Research and Development Committee oversees risks related to our R&D activities, and the Commercial Committee oversees risks related to our commercial programs.
Shareholder Communications
The Board of Directors provides every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Corporate Secretary via regular mail or expedited delivery service to: Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Board of Directors c/o Corporate Secretary.
For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: [Name of Individual Director].
Communications will be distributed to the Board of Directors, or to any individual director or directors as deemed appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes, and other forms of job inquiries, surveys, and solicitations or advertisements.
Trust for Life
We remain committed to delivering on our Trust for Life strategy, which includes key environmental, social, and governance topics identified by our stakeholders through our sustainability materiality assessment.
Trust for Life Oversight and Governance
The Nominating and Corporate Governance Committee provides guidance and oversight to management with respect to our Trust for Life strategy. Our executive leadership team, led by our CEO and Founder, monitors the development and execution of our overall corporate business strategy, including our Trust for Life strategy and key activities, and our Chief Operating Officer maintains responsibility for management and implementation of the enterprise sustainability program.

Trust for Life Strategy
Our Trust for Life strategy supports our core business of discovering, developing, and commercializing therapies that improve the lives of patients. Through our Trust for Life strategy, we continue to focus on the quality of our products and manufacturing processes so that patients continue to benefit from our products, monitoring and managing our environmental footprint, supporting our employees and communities, and promoting honest and ethical business practices. In our effort to deliver value to our patients, workforce, healthcare professionals, communities, and shareholders, we have made three Trust for Life commitments – Improve Human Health, Create Better Outcomes, and Act Right Now – which we seek to build upon in the coming years, including our goal of reaching one million patients by 2030.
Trust for Life Reporting
In developing our sustainability program and evaluating and reporting our progress with respect to our Trust for Life commitments and goals, we have aligned with industry appropriate sustainability reporting standards from the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB). We have also considered other sources, including the United Nations Sustainable Development Goals (SDGs), the Task Force on Climate-Related Financial Disclosures (TCFD) framework, HK Listing Rules, and feedback from industry-leading raters and rankers, including the S&P Corporate Sustainability Assessment (CSA) and Dow Jones Sustainability Index (DJSI).
Additional information on our Trust for Life program, strategy, activities, and progress in 2025, is included in our 2025 Trust for Life Report, which is available on our website at https://www.zailaboratory.com/sustainability.
Code of Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers, and employees. The Code describes the Company’s culture and beliefs and how it expects its employees to conduct business worldwide, treat people with respect, protect information and property, and comply with applicable laws and regulations, among other things. Everyone at the Company, including our senior executives and financial officers, receive annual training and are required to sign an annual acknowledgment that they have read the Code and agree to abide by it and will report suspected deviations. A copy of the Code is posted on our website at https://ir.zailaboratory.com/corporate-governance/highlights. If we make any substantive amendments to, or grant any waivers from, the Code for any officer, we will disclose the nature of such amendment or waiver on our website.
Insider Trading Policy
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, or the Company itself that we believe are reasonably designed to promote compliance with applicable insider trading laws, rules, regulations, and listing standards. Among other restrictions, the Company’s insider trading policy prohibits hedging transactions in the Company’s securities and pledges of the Company’s securities on margin or as collateral to secure a loan or other obligation (with the exception of using a margin account to purchase Company securities in connection with the exercise of a Company-granted stock option).

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers:

Name	Age	Position(s)
Samantha (Ying) Du	61	Founder, Chief Executive Officer, Chairperson of the Board of Directors
Yajing Chen	58	Chief Financial Officer
Rafael G. Amado	62	President, Head of Global Research and Development
F. Ty Edmondson	60	Chief Legal Officer
Josh Smiley	56	President and Chief Operating Officer
Biographical information for our executive officers is set forth below:
The biographical information of Samantha (Ying) Du, Ph.D. is set forth above under Matters Requiring Shareholder Action – Proposals 1-9 – Election of Directors.
Yajing Chen, Ph.D., was promoted to Chief Financial Officer in July 2023. She previously served as the Company’s Senior Vice President and Deputy Chief Financial Officer since September 2021. Dr. Chen joined Zai Lab from AstraZeneca, where she held various roles of increasing responsibility from 2006 to 2021, including Chief Financial Officer for the U.S. Oncology Business Unit from 2019 to 2021 and Finance Controller of the Global Oncology Business Unit from 2016 to 2019. In these roles, Dr. Chen led financial planning and analysis as well as the development of a long-term strategic plan for the oncology therapeutic area, guiding business development, pipeline prioritization, and commercial strategy, and enabling substantial revenue growth for their global oncology business. Dr. Chen received a Ph.D. in Microbiology from New York University and an MBA from Columbia University.
Rafael G. Amado, M.D., joined our Company as President, Head of Global Oncology Research and Development in December 2022 and was promoted to President, Head of Global Research and Development in June 2024, expanding his role to encompass R&D efforts across all of our therapeutic areas. Dr. Amado joined Zai Lab from Allogene Therapeutics, Inc., where he served as Executive Vice President, Head of Research and Development and Chief Medical Officer since September 2019. Prior to Allogene, he served as President of Research and Development and Chief Medical Officer of Adaptimmune, LLC from August 2018 to July 2019 and as Chief Medical Officer from March 2015 to July 2018. In these roles, he was responsible for directing discovery and clinical development strategy as well as execution activities for several gene-engineered cell therapies, chairing the R&D leadership team and providing medical guidance for pipeline prioritization. Prior to Adaptimmune, Dr. Amado held various roles of increasing responsibility at GlaxoSmithKline from 2008 to 2015, most recently as Senior Vice President and Global Head of Oncology Research and Development, and at Amgen Inc. from 2003 to 2008, where he was last Executive Director of Clinical Research and Global Development in Therapeutic Oncology. In these roles, he has been instrumental in the development of multiple medicines across therapeutic modalities. Prior to joining Amgen, he held academic roles at the University of California, Los Angeles (UCLA) in the Department of Medicine, Division of Hematology / Oncology. Dr. Amado also served as a member of the Board of Directors of Poseida Therapeutics, Inc. (NASDAQ), a clinical stage allogenic cell therapy and genetics medicine company, from April 2023 until its acquisition by Roche Holdings, Inc. in January 2025. Dr. Amado received an M.D. from the University of Seville School of Medicine in Seville, Spain and completed his internship and residency in Internal Medicine at the Michael Reese Hospital and Medical Center and a fellowship in Hematology / Oncology at UCLA.
F. Ty Edmondson, J.D., joined our Company as Chief Legal Officer in August 2020. Mr. Edmondson joined our Company from Biogen Inc. where he served in various legal and compliance roles during his tenure beginning in 2014, including Senior Vice President, Chief Corporation Counsel, and Assistant Secretary from November 2019 to August 2020 and in several roles of increasing responsibility, including Chief Compliance Officer, Chief Commercial Counsel, Chief International Counsel, and Chief US Counsel from August 2014 to November 2019.

Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel, and Corporate Secretary for Sepracor Inc. from 2005 until its acquisition by Sumitomo Dainippon Pharma Co., Ltd. in 2010. He then served with Sumitomo in various senior legal and compliance roles in Japan, China, and the United States until August 2014. Before Sumitomo, Mr. Edmondson served in various legal roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc. from 2004 to 2005, Boston Scientific from 1999 to 2004, and Bristol-Myers Squibb from 1997 to 1999. Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas from 1993 to 1997. Mr. Edmondson received a B.A. in History from Washington & Lee University and a J.D. from the Widener University School of Law.
Josh Smiley was appointed in March 2022 as our Chief Operating Officer, effective in August 2022 following the completion of his leave with his prior employer, and he was promoted to President and Chief Operating Officer in April 2023. Mr. Smiley is responsible for our corporate strategy and for overseeing our commercial, manufacturing, business development, finance, human resources, information technology, and corporate affairs functions. Mr. Smiley brings to the Company over 26 years of experience working in the biopharmaceutical industry, including experience leading finance, corporate strategy, business development, venture capital, and global business services operations. Prior to joining the Company, Mr. Smiley worked for Eli Lilly and Company (Lilly) from 1995 to March 2022. While at Lilly, he held various global leadership roles with responsibility over finance, corporate strategy, business development, and capital markets activities, including Senior Vice President and Chief Financial Officer from January 2018 to February 2021. Prior to joining Lilly, he worked in investment banking and consulting. Mr. Smiley earned a B.A. in History from Harvard University.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee has at any time during 2025 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our strategy, philosophy, and practices with respect to our executive compensation program for 2025. It also provides information regarding the compensation decisions made with respect to our named executive officers for 2025 and gives context for the information included in the tables that follow this discussion.
For 2025, our named executive officers, or NEOs, were:

Name	Position
Samantha (Ying) Du	Founder, Chief Executive Officer, and Chairperson of the Board of Directors
Yajing Chen	Chief Financial Officer
Rafael G. Amado	President, Head of Global Research and Development
F. Ty Edmondson	Chief Legal Officer and Corporate Secretary
Josh Smiley	President and Chief Operating Officer
EXECUTIVE SUMMARY
2025 Business Highlights
2025 marked a year of disciplined execution and strategic progress as we continued to position Zai Lab for future growth. We delivered on our strategic priorities, achieving 15% year-over-year revenue growth driven by solid demand for our products, while advancing and expanding our pipeline of innovative global and regional product candidates. Importantly, these efforts are strengthening the foundation for our next wave of launches and long-term value creation. Key highlights include the following:
•Improved Access for Our Commercial Products: We continued to drive revenue growth in 2025 through our focus on improved access for our commercial products, and this growth was primarily driven by increased sales for XACDURO, driven by strong patient demand and expanding hospital adoption but partially constrained by supply limitations, and increased sales for NUZYRA, supported by increasing market coverage and penetration. ZEJULA continued to be the leading PARP inhibitor in hospital sales for ovarian cancer despite evolving competitive dynamics within the PARPi class in mainland China. Revenue from the VYVGART franchise reflected strong underlying demand and hospital sales, with reported results impacted by a $5.6 million rebate related to VYVGART’s NRDL renewal and a $2.4 million voluntary price adjustment for VYVGART Hytrulo ahead of the NRDL negotiation.
•Upcoming Launch of Additional Commercial Product and Indications: As a result of our continued focus and execution, in the fourth quarter of 2025, the NMPA approved AUGTYRO for the treatment of adult patients with NTRK+ solid tumors and KarXT for the treatment of adult patients with schizophrenia. We are preparing to launch these recently approved products/indications in 2026.
•Development of our Pipeline: We have a deep and differentiated pipeline of innovative products across our therapeutic areas of oncology, immunology, and neuroscience, including several in late-stage clinical development. Our product pipeline continues to demonstrate potential best-in-class and/or first-in-class profiles. During 2025, for our global assets, we had promising results from the global Phase 1 study of zocilurtatug pelitecan (“zoci”), a potential first-in-class and best-in-class DLL3-targeting antibody drug conjugate (“ADC”) for the treatment of extensive stage small cell lung cancer (“SCLC”), and promising pre-clinical data for ZL-1503, our internally discovered and developed IL-13/IL-31Rα bispecific antibody for atopic dermatitis. For our late-stage regional pipeline, we had positive data readouts, including for povetacicept (“pove”) in IgA nephropathy (“IgAN”) and primary membranous nephropathy. With this robust pipeline, we expect to launch several new products or additional indications for existing commercial products in the next two to three years.
•Growing and Strengthening Our Pipeline: We continue to build our global portfolio through our internal discovery efforts and to expand our portfolio through synergistic regional and global collaboration efforts and corporate development activities. For example, we obtained exclusive worldwide rights to develop and commercialize ZL-1311, a next generation T-cell engager (“TCE”) targeting MUC17 for the treatment of gastric and GEJ cancers, which is expected to enter global clinical development this year.
For a summary of our corporate performance goals, and our performance with respect to these goals, see Corporate Performance Goals and Results.
2025 Say-on-Pay Vote
The Compensation Committee remains committed to maintaining an open dialogue with the investor community. We regularly engage with our shareholders to discuss business topics, seek feedback on our performance, and address matters such as executive compensation. At the Company’s 2025 annual meeting, the say-on-pay proposal received approximately 81% of the votes cast in favor, reflecting shareholder support for the Company’s executive compensation program and its continued evolution.
Consistent with its governance practices, the Compensation Committee considers shareholder perspectives as part of its ongoing oversight of executive compensation, together with the Company’s business strategy, performance priorities, evolving market practices, and the input of the Committee’s independent compensation consultant. Over time, these perspectives have reinforced the importance of aligning executive compensation with Company performance, maintaining appropriate pay-for-performance rigor, and making thoughtful program refinements as the Company evolves to support long-term shareholder value creation.
The Compensation Committee considers these principles and the outcome of the say-on-pay vote, along with other relevant factors, as part of its annual compensation decision-making process, including in connection with the executive compensation decisions approved for 2025, as described below.
Compensation Highlights
In early 2025, after considering several factors including market data provided by its independent compensation consultant and feedback shared by shareholders in recent years, the Compensation Committee approved the following compensation decisions for 2025:
•No 2025 Compensation Increases for NEOs. The Compensation Committee did not increase 2025 base salaries, target bonus opportunities, or the long-term incentive award values of the NEOs, including the CEO, as compared to 2024.
•CEO Bonus Based Only on Company Performance. Consistent with the 2024 design and to emphasize and promote CEO accountability for corporate results, the CEO’s annual bonus for 2025 was based entirely on corporate performance. The weighting for the other NEOs for 2025 was 80% corporate performance and 20% individual performance in order to tie a portion of their bonus to their success in their functional areas of responsibility, while still focusing the executive team on the Company’s overall performance.
•Introduction of PSUs. The Compensation Committee approved the grant of PSUs to the NEOs beginning in 2025 in order to further strengthen the alignment between executive compensation, Company performance, and shareholder expectations. PSUs will vest on the three-year anniversary of the grant date, subject to satisfaction of performance targets during 2025 relating to clinical and pipeline strategic metrics (40%), revenue metrics (30%), and profit metrics (30%). This structure is designed to reinforce sustained performance accountability, strengthen shareholder alignment, and support the Company’s long-term value creation strategy. Similarly, in 2026, the Compensation Committee granted PSUs to the NEOs as part of their 2026 equity mix, with the 2026 PSUs having a three-year performance period.
Compensation Policies and Best Practices
Our executive compensation program is designed to support our pay-for-performance culture, reflect the competitive market for skilled executives in both China and the United States, meet the unique characteristics of the Company, and have strong alignment with the interests of our shareholders. We believe the following policies and practices within our executive compensation program promote strong governance principles and are in the best interests of our shareholders:

What We Do	What We Don’t Do
Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and/or progress in our clinical development programs and business development activities	☒	No tax gross ups
Maintain robust stock ownership guidelines	☒	No repricing or exchange of underwater options or SARs without shareholder approval
Maintain anti-hedging and anti-pledging policies	☒	No option or SARs granted below fair market value
Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	☒	No supplemental executive retirement plans
Use an independent compensation consultant reporting directly to the Compensation Committee	☒	No executive-only personal benefits
Actively monitor our “burn rate” to be within industry and peer group standards	☒	No “evergreen” feature in our equity incentive plan
WHAT GUIDES OUR PROGRAM
Principal Objectives of Our 2025 Compensation Program
Our executive compensation program is designed to drive the creation of long-term shareholder value by awarding compensation that is designed to attract, retain, and motivate strong leaders who perform at high levels, help us deliver on our corporate mission and objectives, and succeed in a demanding international business environment. In structuring our executive compensation program, our Compensation Committee considers the unique characteristics of the Company and the significant competition for top talent in our industry; the challenges of recruiting, retaining, and motivating executives in an industry that generally has significant risks and longer business cycles than other commercial industries; and evolving compensation governance and best practices. In addition, as a company incorporated in the Cayman Islands, with a substantial presence in Greater China and the United States and dual-primary listing on Nasdaq and the Hong Kong Stock Exchange, our leadership team must also possess, in addition to deep knowledge of the U.S. and Hong Kong securities laws and governance requirements, the global perspectives and expertise required to navigate geopolitical challenges and to address novel and complex issues amid the evolving global regulatory landscape. Because the Company is designing an executive compensation program to attract, retain, and motivate global talent, with specific knowledge of the evolving Chinese regulatory and operating environment, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes, and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. For these reasons, the Compensation Committee looks at the totality of factors the Company faces when it considers and determines executive compensation.

Our executive compensation program in 2025 was:
•Mission Focused and Business Driven. Our executive compensation program focused on whether we met our corporate performance goals and whether each named executive officer achieved his or her individual performance goals. These goals are designed to support the annual and long-term objectives of our business, including the discovery, development, and commercialization of innovative products to address significant unmet medical needs in our key therapeutic areas. We seek to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.
•Market Competitive. While we do not benchmark our compensation, or its components, to a specific market percentile of compensation within our peer group, we consider the executive compensation programs of our peer group in making executive compensation determinations. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions, considering the unique characteristics of the Company and the need to attract, retain, and motivate executives with a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes. Peer group and market practices are among the many factors we consider in developing an executive compensation program that is designed to enable us to recruit, retain, and motivate our leadership team to achieve our business objectives and enhance shareholder value.
•Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and any personal performance objectives are met or exceeded and with lower levels of compensation when such corporate or individual performance does not meet our expectations and goals. For 2025, we granted an annual bonus opportunity and performance-based equity awards with payouts tied to the achievement of pre-established performance goals.
•Aligned with Shareholders. We believe every employee contributes to our success and, as such, we have endeavored to design a compensation program that provides every employee with a vested interest in our success. For members of our executive team, including our named executive officers, a significant portion of their total compensation is equity-based to promote further alignment between the interests of our executive officers and our shareholders.
2025 Principal Elements of Compensation
Our executive compensation objectives are achieved through the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Annual Base Salary	Cash (Fixed)
Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent, with adjustments made to recognize individual performance and contributions.

Annual Incentives (Bonus)	Cash (Variable)	Reward executives for delivering on annual strategic goals and individual contributions that drive our business strategy and contribute to long-term value creation.

Long-Term Equity Incentives	Equity (Variable)
Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Company’s retention strategy, with a portion of long-term equity incentives tied to pre-established performance goals.

Compensation Mix
Our executive compensation program uses a mix of fixed and variable cash and non-cash compensation, with an emphasis on variable compensation based on performance and long-term goals. The program is structured to create a meaningful balance between achieving strong short-term annual results while promoting long-term viability and success. Therefore, the Compensation Committee reviews and determines the mix of incentives at least annually based on the short- and long-term objectives of the business. The charts below show the target annual total direct compensation of our CEO and our other named executive officers, or NEOs, for 2025. These charts illustrate that a majority of executive compensation is variable (90% for our CEO and an average of 82% for our other named executive officers).
The Decision-Making Process
The Compensation Committee works closely with its independent compensation consultant, as well as with management, to evaluate the effectiveness of the Company’s executive compensation program. The duties and responsibilities of the Compensation Committee are documented in the Compensation Committee’s written charter, which was adopted by the Board of Directors and can be found on our website, www.zailaboratory.com, under the “Corporate Governance” subsection of the “Investors” section.
Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business results and corporate performance goals we achieved for the year in order to establish the compensation for our named executive officers. In setting compensation, the Compensation Committee may, in its discretion, adopt or recommend to the Board of Directors the adoption of, new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed.
In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies and other market data such as compensation surveys comprising companies with a similar size, complexity, and industry focus as us. In setting compensation, the Compensation Committee also considers our Company’s performance with respect to our annual corporate performance goals as well as individual performance. Based on this assessment of corporate and individual performance, the Compensation Committee will determine (or recommend to the Board of Directors in the case of the CEO) the amount of total compensation that it deems appropriate for each executive officer as well as how such compensation should be allocated between cash and non-cash compensation and among the different forms of non-cash compensation. In addition, the Compensation Committee reviews our annual bonus plan and our equity incentive plan, assesses the business achievements relevant to granting awards under these plans, and makes recommendations to the Board of Directors with respect to the Company’s overall compensation policies and practices.
Role of our CEO. Each year, our CEO provides the Compensation Committee with an assessment of the Company’s performance relative to its corporate goals for the most recently completed fiscal year as well as the individual performance of each named executive officer, other than herself, and recommends to the Compensation Committee the compensation to be paid or awarded to each named executive officer, other than herself. Our CEO’s recommendations are based on numerous factors, including:
•Company, team, and individual performance;
•internal pay comparisons;
•potential for future contributions;
•leadership competencies; and
•external market competitiveness.
In consideration of the CEO’s recommendations and other factors, the Compensation Committee will make the final determinations regarding the compensation of our named executive officers, other than our CEO, and will make a recommendation to the Board of Directors for the compensation to be paid or awarded to our CEO. The Board of Directors is responsible for making the final determination regarding our CEO’s compensation. Our CEO does not participate in any deliberations regarding her own compensation.
Role of the Independent Compensation Consultant. The Compensation Committee believes that independent advice is important in developing and overseeing our executive compensation program. The Compensation Committee has engaged Pearl Meyer to provide consulting services in relation to executive and director compensation decisions. Pearl Meyer reports directly to the Compensation Committee and only provides services to us on such matters as needed and as directed solely by the Compensation Committee. These services include providing guidance on trends in CEO, executive, and non-employee director compensation; the development of the specific components of our executive compensation program; and a competitive market assessment of our executive compensation program, including the composition of our compensation peer group.
The Compensation Committee has assessed the independence of Pearl Meyer in accordance with applicable SEC and Nasdaq rules and confirmed that Pearl Meyer’s work does not raise any conflicts of interest and that Pearl Meyer remains independent under applicable rules.
External Market Competitiveness and Compensation Peer Group
We consider market practices and trends when designing our executive compensation program and determining executive compensation levels. We consider competitive ranges for each position when we make executive compensation decisions and review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and is intended to attract, retain, and motivate talented leaders. To understand the external market competitiveness of the compensation for our named executive officers, the Compensation Committee reviews reports analyzing publicly available information and surveys prepared by Pearl Meyer. These reports compare the compensation of each named executive officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element.
To determine our 2025 peer group, we identified comparable companies that approximate (i) our scope of business, including revenues and market capitalization, (ii) our global geographical reach, (iii) our research-based business with multiple marketed products, and (iv) a comparable pool of talent for which we compete. In 2024, the

Compensation Committee, with support from our independent compensation consultant, conducted an in-depth analysis to determine the appropriate peer group to evaluate 2025 compensation decisions in the context of the Company’s business strategy and operating parameters. The purpose of the peer group analysis was to enable the Company to use the appropriate comparator group and third-party data sources for our annual assessment of executive compensation. Following this analysis, the Compensation Committee determined that our peer group should be updated to reflect the Company’s current size and scope of our business. For example, we added certain companies that were deemed comparable in size and business scope (these new companies denoted with two asterisks in the table below), and we removed certain companies that were no longer deemed comparable in size or that had been acquired.
The peer group used to evaluate 2025 executive compensation decisions consisted of the following 19 companies*:

ACADIA Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.
Agios Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.**
Amicus Therapeutics, Inc.	Kiniksa Pharmaceuticals International, plc**
Apellis Pharmaceuticals, Inc.	Mirum Pharmaceuticals, Inc.**
Axsome Therapeutics, Inc.**	PTC Therapeutics, Inc.
BeOne Medicines AG (formerly BeiGene, Ltd.)	Travere Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.
Blueprint Medicines Corporation	Vir Biotechnology, Inc.
Dynavax Technologies Corporation**	Xencor, Inc.
Insmed Incorporated
*Removals from the peer group in 2025 include Alkermes plc, Deciphera Pharmaceuticals, Inc., Exelixis, Inc. Mirati Therapeutics, Inc., Neurocrine Biosciences, Inc., and Sarepta Therapeutics, Inc.
** Represents new peer group members in 2025. Dynavax Technologies Corporation was acquired by Sanofi in February 2026.
For each of the companies in our peer group, we analyzed available data to identify comparable executive officers. We then compiled and analyzed the data for each comparable position. Our competitive analysis included the structure and design of the executive compensation program as well as the targeted value of the compensation under this program. For our executive officers, we may supplement the data from our peer group with size appropriate published compensation surveys from the life sciences sector.
While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:
•Market competition for a particular position;
•Experience and past performance inside or outside the Company;
•Roles and responsibilities within the Company;
•Tenure with the Company and associated institutional knowledge;
•Long-term potential with the Company;
•Innovative thinking and leadership;
•Industry expertise;

•Personal performance and contributions;
•Succession planning;
•Past and future performance objectives; and
•Value of the position within the Company.
2025 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Annual Base Salary
The Compensation Committee seeks to maintain the annual base salaries that we pay to our new and existing named executive officers at competitive levels. In determining base salary levels for the applicable year, the Compensation Committee reviews a number of factors, including base salaries compared to peer group compensation data and each named executive officer’s capabilities, performance, roles and responsibilities, and future expected contributions.
For 2025, the Board of Directors, in consideration of the recommendation by the Compensation Committee, determined not to increase to Dr. Du’s base salary. Similarly, the Compensation Committee determined not to increase base salaries for our other named executive officers.
Below are the annual base salaries for our named executive officers in effect as of December 31, 2025 and 2024.

Name	Base Salary as of December 31, 2025	Base Salary as of December 31, 2024	Percentage Increase
Samantha (Ying) Du	$908,730	$908,730	—%
Yajing Chen	$520,000	$520,000	—%
Rafael Amado	$641,700	$641,700	—%
F. Ty Edmondson	$590,877	$590,877	—%
Josh Smiley	$672,750	$672,750	—%
Annual Incentive Awards (Bonuses)
Our annual bonus program is designed to motivate and reward our named executive officers for achievement of performance that supports short- and long-term value creation for the Company. Target annual bonus opportunities are based on a percentage of the named executive officer’s base salary and their respective roles and responsibilities. Actual awards are determined based on the Compensation Committee’s assessment of corporate and individual performance and can range from 0% to 150% of target depending on performance.
CEO Annual Incentive Award. For 2025, in order to continue to emphasize and promote CEO accountability for corporate results, the CEO’s annual incentive award was based entirely on corporate performance.
Annual Incentive Award for Other NEOs. For 2025, the annual incentive awards for our other named executive officers continued to be weighted 80% for corporate performance and 20% for individual performance, tying a portion of their bonus to their success in their functional areas of responsibility while still focusing the executive team on the Company’s overall performance.
The table below shows the 2025 target annual incentive awards for each named executive officer, which remained unchanged from 2024.

Name	Target Percentage	Target Amount
Samantha (Ying) Du	90%	$817,857
Yajing Chen	45%	$234,000
Rafael Amado	50%	$320,850
F. Ty Edmondson	45%	$265,895
Josh Smiley	60%	$403,650
Corporate Performance Goals and Results. Each year, we establish key corporate strategic goals that are aligned with Company-wide incentives relating to significant business objectives. The Compensation Committee’s goal-setting process for 2025 was rigorous and involved extensive discussion and review of multiple data points, including the Company’s corporate strategy, product and pipeline expectations, financial outlook, and overall market opportunity. In establishing the 2025 corporate performance goals and their respective weightings, the Compensation Committee sought to focus management attention on the enterprise-level outcomes most critical to executing the Company’s strategic priorities.
To this end, for 2025, the Compensation Committee determined that corporate performance would be measured based upon three key goals (as opposed to five corporate performance goals under the 2024 annual incentive program): pipeline advancement and strategic initiatives (weighted at 40% of the corporate performance component of the awards), topline growth (weighted at 30% of the corporate performance component of the awards), and profitability (weighted at 30% of the corporate performance component of the awards). This structure is intended to reinforce accountability for Company-wide results, reflect how performance is evaluated internally, and better align incentive outcomes with key drivers of long-term shareholder value.
The 2025 corporate goals were designed to be challenging but achievable, requiring strong management performance and disciplined execution of the Company’s 2025 corporate strategic objectives. In assessing overall corporate performance, the Compensation Committee may also consider other key achievements during the year, consistent with its holistic evaluation approach.
As described in further detail below, the Compensation Committee reviewed our performance with respect to our 2025 corporate goals and concluded that the Company had achieved many of these goals as well as significant successes beyond these goals. Based on this level of achievement, the Compensation Committee then determined that the corporate multiplier for the corporate performance element of our named executive officers’ annual incentive awards was 85%.
Advance Pipeline and Strategic Initiatives (Score: 37%; Target: 40%)
Goals: Advance key pipeline programs and strategic initiatives through the achievement of regulatory, clinical, and development milestones, including regulatory submissions and approvals, initiation and advancement of clinical trials, progression of early-stage programs, and execution of strategic business development activities.
Achievements: The Company achieved or exceeded the majority of its development and strategic initiative goals for its products and product candidates, including the following:
•Global Products: For zoci, advanced our registrational strategy in second line SCLC, first patient enrolled in study for other neuroendocrine tumors, and completed dose escalation and initiated dose expansion study in first line SCLC; submitted Investigational New Drug (“IND”) application and enrolled first patient in New Zealand evaluating ZL-1503 for atopic dermatitis; initiated IND enabling studies for ZL-1222 for the treatment of certain solid tumors; and obtained exclusive worldwide rights to develop and commercialize ZL-1311, a next generation TCE targeting MUC17, for the treatment of gastric and gastroesophageal junction cancers; and
•Regional Products: China’s National Medical Products Administration (“NMPA”) approved the New Drug Application (“NDA”) for KarXT for the treatment of schizophrenia in adult patients; NMPA accepted

NDA for TIVDAK in recurrent or metastatic cervical cancer; NMPA granted Innovative Medical Device Designation for TTFields for patients with pancreatic cancer based on positive results from the Phase 3 PANOVA-3 trial; completed localization activities for XACDURO; completed enrollment in studies of efgartigimod for lupus nephritis, myositis, and thyroid eye disease (“TED”); and for povetacicept, completed enrollment for Phase 3 study in IgAN and enrolled first patient in Phase 2/3 study in primary membranous nephropathy.
The Company did not meet certain development and strategic initiative goals as some products and related studies or milestones were deprioritized, terminated, or delayed, and we decided not to pursue certain clinical trials and collaboration arrangements.
The Compensation Committee also considered the following additional achievements that were above and beyond the development and strategic initiative goals approved by the Compensation Committee for 2025: achievement of orphan drug designation and fast track designation from the FDA for zoci for the treatment of SCLC; NMPA approval of the supplemental NDA for AUGTYRO for the treatment of adult patients with NTRK+ solid tumors; submission of an IND application to the FDA for ZL-6201 for the treatment of certain solid tumors; enrolled first patient in the Phase 3 study of efgartigimod for Sjorgen’s Disease and treatment of first patient in the Phase 3 studies of efgartigimod for ocular MG; and submission of a Clinical Trial Application and treatment of first patient in the Phase 3 bridging study in Greater China for elegrobart for TED.
Topline Growth (Score: 24%; Target: 30%)
Goals: Achieve product and out-licensing revenue goals.
Achievements: Although the Company did not achieve its revenue goals, it achieved strong year-over-year revenue growth of 15% despite a challenging macroeconomic environment and evolving competitive dynamics combined with corporate strategic decisions that lowered initial budgeted revenue targets.
Profitability (Score: 24%; Target: 30%)
Goals: Improve operating performance through disciplined expense management and progress toward profitability, as measured by operating loss and quarterly operating income targets.
Achievements: Although the Company did not achieve its profitability goals, operating expenses decreased as a percentage of revenue and our net loss decreased 32% year-over-year as a result of our continued focus on efficiency and productivity, allowing us to continue to advance on our path to profitability.
Total Corporate Performance Score: 85%.
Individual Performance. Upon review of the individual performance of each named executive officer, other than the CEO, the Compensation Committee determined that each NEO achieved an individual performance modifier ranging from 90% to 125% for the 2025 performance year. As noted above, the CEO’s annual incentive award for 2025 was based solely on corporate performance.
2025 Annual Incentive Award Payouts. Actual awards were then determined based on the corporate and individual performance multipliers described above. Actual award payouts ranged between approximately 85% and 93% of target bonuses as shown in the table below.

The table below shows the 2025 target annual bonus and actual bonuses earned for our named executive officers.

Name	Target (as a % of Base Salary)	Corporate Performance Multiplier (%)	Individual Performance Multiplier (%)	Overall Performance Modifier (as a % of Target)	Actual Award Payout ($)
Samantha (Ying) Du	90%	85%	N/A	85%	695,178
Yajing Chen	45%	85%	100%	88%	205,920
Rafael Amado	50%	85%	125%	93%	298,391
F. Ty Edmondson	45%	85%	100%	88%	233,987
Josh Smiley	60%	85%	90%	86%	347,139
Equity Incentive Compensation
Equity incentive compensation comprises a significant portion of total target direct compensation for our named executive officers. Such equity compensation directly aligns the interests of our named executive officers with those of our shareholders. Each year, the Compensation Committee considers a variety of factors, including the Company’s stage of development and business needs and objectives, market practices in our peer group, and experience and past performance, to determine the type and mix of equity awards that it believes will best support the Company in achieving its goals of attracting, retaining, and motivating strong leaders who perform at high levels and succeed in executing on our corporate strategic goals in a demanding business environment.
For 2025, we granted equity incentive awards using a mix of 50% service-based stock options (“stock options”), 25% restricted share units (“RSUs”) subject solely to time-based vesting restrictions, and 25% PSUs subject to both time and performance-based vesting conditions, other than in the case of our CEO, who received approximately 65% stock options, 20% RSUs, and 15% PSUs. The Company introduced PSUs as a new component of the long-term incentive program for 2025 in order to increase the percentage of compensation tied to the achievement of pre-established performance goals and to further encourage strong, focused performance on our corporate financial and strategic objectives, as well as to support long-term shareholder value creation. We believe this mix of stock options, RSUs, and PSUs supports the Company’s compensation philosophy of providing market‑competitive compensation in order to attract and retain highly motivated talent, while also delivering meaningful at‑risk compensation tied to the Company’s corporate financial and strategic performance and stock price appreciation.

Equity Vehicle	What It Does	Design Details
Stock Options	Rewards for stock appreciation and continued service over the vesting period	Exercise price per Share: See table below Vesting: 25% per year on the anniversary of the date of the grant, subject to continued employment with the Company on the vesting date Exercise term: 10 years

PSUs	Aligns executive compensation with Company corporate financial and strategic performance objectives and long-term shareholder value creation
Performance period: January 1, 2025 through December 31, 2025
Service-based vesting period: Earned PSUs will vest on the third anniversary of the grant date Performance determination: Following completion of the performance period, the Compensation Committee determines the level of performance achievement
Performance measures: Based on achievement of pre-established, corporate financial and strategic objectives
Service requirement: Continued employment through the vesting date is required for any PSUs to vest, other than in the case of certain qualifying terminations
Maximum payout: Capped at 150% of target

RSUs	Supports leadership retention objectives and further aligns interests of executives with shareholders as the RSUs fluctuate based on our share price performance	Vesting: 25% per year on the anniversary of the date of the grant, unless otherwise noted below, subject to continued employment with the Company on the applicable vesting date
2025 Equity Incentive Awards. In determining the total amount and mix of annual equity grants to our named executive officers, in March 2025, the Compensation Committee (or the Board of Directors with respect to the CEO) considered corporate and individual performance, the equity incentive awards granted to comparable executive officers of our peer group companies and, in certain circumstances, broader market data, as well as the retentive value of outstanding equity. In general, equity incentive awards constitute the largest component of our executive compensation program in order to better align the interests of our executives with those of our shareholders.
The following table shows the target equity incentive awards granted during 2025 to our named executive officers, which were reduced as compared to the target equity incentive award values for 2024.

Name	Stock Options*	RSUs*	PSUs*	Total Target Value
Samantha (Ying) Du**	$4,818,700	$1,608,790	$1,072,510	$7,500,000
Yajing Chen	$1,000,000	$500,000	$500,000	$2,000,000
Rafael Amado	$1,250,000	$625,000	$625,000	$2,500,000
F. Ty Edmondson	$1,000,000	$500,000	$500,000	$2,000,000
Josh Smiley	$1,500,000	$750,000	$750,000	$3,000,000
* The stock options are exercisable for ADSs, and each RSU and PSU represents a contingent right to receive one ADS. The actual number of ADSs granted was determined by dividing the corresponding allocation of the target value by a 30-trading-day average of the closing price of our common stock (“30-Day Average”). The target award value differs from the amounts reported in the 2025 Summary Compensation Table as SEC rules require that the amounts reported in the 2025 Summary Compensation Table be reported based on the grant date fair value calculated in accordance with accounting rules, which is based on the stock price on the date of grant. Additional details on amounts of the 2025 equity grants to our named executive officers are shown in Executive Compensation Tables – 2025 Grants of Plan-Based Awards.
** Dr. Du’s annual RSU awards were granted in two tranches in 2025, as shown in Executive Compensation Tables – 2025 Grants of Plan-Based Awards.
A Closer Look at PSUs. As described above, beginning in 2025, the Compensation Committee introduced PSUs as a component of the Company’s long-term incentive program to further strengthen the alignment between executive compensation, Company corporate financial and strategic performance objectives, and long-term shareholder value creation. The PSU awards were granted pursuant to the Company’s 2024 Equity Incentive Plan and the applicable PSU award agreements.
PSUs granted in 2025 are earned based on the achievement of pre-established corporate and financial objectives across the following categories:

Performance Category	Weighting	Overview
Advance Pipeline & Strategic Initiatives	40%	Progress against key regulatory, clinical, pipeline, and strategic milestones that advance the Company’s long-term growth strategy
Topline Growth	30%	Revenue performance across the Company’s commercial and collaboration activities
Profitability	30%	Financial discipline and progress toward improved operating performance
In recognition of transitioning to including PSUs in our annual mix of equity awards, the Compensation Committee approved the 2025 PSUs with one-year performance period and a three-year service-based vesting period. This transitional performance period allowed the Compensation Committee to set meaningful performance goals to incentivize performance, while still subjecting the award to a full three years of stock price fluctuations and shareholder alignment. To further align with market practices, the PSUs in 2026 were granted with a three-year performance period.
The Compensation Committee intentionally aligned the PSU performance categories with the Company’s annual corporate incentive objectives, as these measures reflect the Company’s most critical strategic and financial priorities. This approach links disciplined near-term execution with long-term value creation through extended vesting and continued service requirements. Achievement of the “Topline Growth” and “Profitability” performance goals were measured based upon performance during 2025, while the “Advance Pipeline and Strategic Initiatives” performance goal required the satisfaction of certain goals by certain deadlines during 2025. In addition to the one-year performance period, the PSUs have a three-year service period, and earned awards remain subject to forfeiture if continued service requirements are not satisfied. Performance is assessed independently within each category based on pre-established targets, and the weighted results are aggregated to determine overall PSU performance achievement.
The percentage of PSUs earned based on performance achievement is determined following the completion of the applicable performance period. Actual awards earned may range from 0% to 150% of target, as shown below:

Performance Achievement Level	Payout as a Percentage of Target
Minimum	0%
Target	100%
Maximum	150%
Following the completion of the performance period, the Compensation Committee reviewed performance results and, in its sole discretion, determined the extent to which the applicable performance objectives were achieved. Any PSUs earned based on this determination vest on the designated vesting date, subject to the executive’s continued

employment with the Company through the vesting date. If an executive’s employment terminates prior to the vesting date, all outstanding and unvested PSUs are forfeited, and any PSUs earned but not yet settled are also forfeited, except as expressly provided in an applicable employment agreement or in connection with a qualifying termination following a covered transaction.
Outstanding PSUs Results. The Compensation Committee evaluated performance outcomes and determined the level of PSU performance achievement for the specified performance objectives during 2025 for the 2025 PSUs, as described above in Corporate Performance Goals and Results. This evaluation of corporate performance resulted in the payout determination, as summarized below.

Performance Category	Achievement	Payout Level	Weighting	Payout as % of Target
Advance Pipeline & Strategic Initiatives	92%	94%	40%	38%
Topline Growth	80%	51%	30%	15%
Grow Profitability	82%	56%	30%	17%
Total Result			100%	70%
The following table summarizes the target PSU awards granted to each named executive officer for 2025 and the PSUs earned based on the Compensation Committee’s performance determinations, all of which remain subject to continued service requirements and vesting in accordance with the terms of the PSU awards.

Name	Target PSUs Granted	PSUs Earned
Samantha (Ying) Du	36,542	25,579
Yajing Chen	17,035	11,924
Rafael Amado	21,294	14,905
F. Ty Edmondson	17,035	11,924
Josh Smiley	25,553	17,887
During 2025, the performance period for PSUs granted in 2021 to the then-serving named executive officers (Dr. Du and Mr. Edmondson) also expired. Under the 2021 PSUs, the awards were schedule to vest based on the satisfaction of specified product advancement milestones over the performance period beginning December 1, 2021 and ending on December 31, 2025. The underlying milestones were not achieved, and the PSUs were forfeited.
OTHER PRACTICES, POLICIES, AND GUIDELINES
Share Ownership Guidelines
We maintain share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation program creates between our executive officers and our shareholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x base salary
Other Section 16 Officers	2x base salary
Executive officers have five years from their initial appointment to comply with this policy. Only shares beneficially owned and vested are included in the share ownership calculation. Shares underlying unvested options, RSUs, or PSUs are not included in the calculation. All of our named executive officers currently meet the applicable share ownership guideline or are still within the five-year period to meet such guideline. Once an executive officer’s level of share ownership satisfies the applicable guideline, the executive officer is expected to continue to comply with the guideline amount for as long as the individual is subject to this policy. Future declines in share price will not affect the covered person’s compliance with this policy as long as the covered person holds a number of shares equal to or greater than the number of shares he or she held at the time he or she achieved compliance.
Policies on Clawback and Recovery of Compensation
We have adopted a policy that provides us with the right to recover amounts paid on the basis of financial results that are subsequently restated in accordance with the requirements of the Dodd-Frank Act, SEC rules, and applicable listing standards. In addition, under the provisions of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer of a public company may be required to forfeit certain equity- or incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with respect to one or more reporting requirements under the securities laws. These Sarbanes-Oxley requirements would be enforced as a matter of law if the circumstances arose that warranted it.
Hedging and Pledging Prohibitions
In accordance with the Company’s insider trading policy, our executive officers and directors are prohibited from engaging in pledging or hedging transactions with respect to our shares.
Other Benefits and Perquisites
We provide standard group health and welfare benefits, including medical, life, and disability insurance to our employees located in the United States, including our named executive officers, as applicable. We also provide benefits required by statute to our employees, including our named executive officers, located outside of the United States. In addition, our named executive officers participate in our tax-qualified 401(k) plan, a broad-based, defined contribution retirement plan in which all of our employees who are U.S. taxpayers and who meet certain age and service requirements are eligible to participate. We make a matching contribution equal to 100% of the first 5% of the employee’s elective contributions under the plan, up to 5% of an employee’s eligible compensation. The annual value of the contributions to our retirement plan for 2025 for each named executive officer is reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table. We do not maintain a defined benefit pension plan or supplemental executive retirement plan.
During 2025, we did not provide our named executive officers with any perquisites.
Employment Agreements
We have entered into employment agreements with each of our named executive officers that govern the terms and conditions of their service relationship with us, including the terms and conditions related to their compensation and benefits. The term of Dr. Du’s employment is without a fixed period and subject to a specified notice period only. The compensation received by our named executive officers in accordance with these employment agreements is disclosed elsewhere in this CD&A.
Each of our named executive officers is afforded severance protection through his or her employment agreement. These severance protections are described in more detail below in Potential Payments Upon Termination or Change in Control.
Compensation Risk Management
The Compensation Committee has reviewed our compensation policies and practices and does not believe that these policies and practices create risks that are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026.
The Compensation Committee
Peter Wirth, Chair
John D. Diekman
Richard Gaynor

EXECUTIVE COMPENSATION TABLES
2025 Summary Compensation Table
The following table sets forth the compensation paid to, received by or earned during each of the fiscal years set forth below by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Samantha (Ying) Du,	2025	$908,730	—	$3,233,729	$5,822,084	$695,178	$17,500	$10,677,221
Chief Executive Officer and Chairperson of the Board of Directors	2024	$901,048	—	$1,674,180	$5,645,158	$842,393	$17,169	$9,079,948
	2023	$868,500	—	$1,901,226	$8,442,237	$815,882	$14,440	$12,042,285
Yajing Chen	2025	$520,000	—	$1,207,100	$1,234,968	$205,920	$17,500	$3,185,488
Chief Financial Officer	2024	$502,500	—	$920,118	$945,686	$239,616	$17,250	$2,625,170
	2023	$424,445	—	$467,350	$922,620	$183,617	$16,500	$2,014,532
Rafael Amado	2025	$641,700	—	$1,508,892	$1,543,722	$298,391	$17,500	$4,010,205
President, Head of Global Research and Development	2024	$636,275	—	$1,305,698	$1,341,975	$344,593	$17,250	$3,645,791
	2023	$620,000	$600,000	$732,098	$2,532,664	$364,560	$16,500	$4,865,822
F. Ty Edmondson	2025	$590,877		$1,207,100	$1,234,968	$233,987	$17,500	$3,284,432
Chief Legal Officer and Corporate Secretary	2024	$585,882		$920,118	$945,686	$285,571	$17,250	$2,754,507
Josh Smiley	2025	$672,750		$1,810,686	$1,852,452	$347,139	$17,500	$4,700,527
President and Chief Operating Officer	2024	$667,063		$2,144,323	$2,203,908	$433,520	$17,250	$5,466,064
	2023	$637,500	$150,000	$970,291	$3,356,619	$419,640	$16,500	$5,550,550

(1)Reflects the aggregate grant date fair value of restricted share awards, restricted share unit awards, performance share unit awards, and stock options granted during the applicable fiscal year, computed in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2025 are further discussed in Note 15 in our 2025 Annual Report on Form 10-K. The amounts included in the Stock Awards column for the PSUs granted during 2025 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the PSUs, the maximum value of the PSUs would be as follows: Dr. Du $1,945,313; Dr. Chen $905,307; Dr. Amado $1,131,670; Mr. Edmondson $905,307; and Mr. Smiley $1,357,996.
(2)Reflects amounts earned by each of the named executive officers under our annual bonus plan for the applicable fiscal year.
(3)Reflects Company contributions made under the Company’s 401(k) plan on behalf of the participating named executive officer for the applicable fiscal year.
2025 Grants of Plan-Based Awards
The following table reports potential payouts for annual incentive awards made under our annual bonus program for our named executive officers in 2025 and stock options, RSUs, and PSUs that were granted during 2025 to our named executive officers:

Name and Award (Type)	Grant Date (1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Awards (#)(4)			All Other Stock Awards: No of Shares of Stock or Units (#)(3)	All Other Option Awards: No. of Securities Underlying Options (#)(3)	Exercise or Base: Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Minimum	Target	Maximum
Samantha (Ying) Du
Annual Bonus	—	—	$817,857	$1,226,786				—	—	$—	$—
Stock Options	3/10/2025	—	—	—				—	252,585	$34.69	$5,822,084
RSUs	3/10/2025	—	—	—				10,620	—	$—	$368,408
	7/2/2025(6)	—	—	—				44,194	—	$—	$1,568,445
PSUs	7/2/2025	—	—	—	—	36,542	54,813	—			$1,296,876
Yajing Chen
Annual Bonus	—	—	$234,000	$351,000				—	—	$—	$—
Stock Options	3/12/2025	—	—	—				—	52,418	$35.55	$1,234,968
RSUs	3/12/2025	—	—	—				17,035	—	$—	$603,550
PSUs	3/12/2025	—	—	—	—	17,035	25,552	—	—	$—	$603,550
Rafael Amado
Annual Bonus	—	—	$320,850	$481,275				—	—	$—	$—
Stock Options	3/12/2025	—	—	—				—	65,523	$35.55	$1,543,722
RSUs	3/12/2025	—	—	—				21,294	—	$—	$754,446
PSUs	3/12/2025	—	—	—	—	21,294	31,941	—	—	$—	$754,446
F. Ty Edmondson
Annual Bonus	—	—	$265,895	$398,842				—	—	$—	$—
Stock Options	3/12/2025	—	—	—				—	52,418	$35.55	$1,234,968
RSUs	3/12/2025	—	—	—				17,035	—	$—	$603,550
PSUs	3/12/2025	—	—	—	—	17,035	25,552	—	—	$—	$603,550
Josh Smiley
Annual Bonus	—	—	$403,650	$605,475				—	—	$—	$—
Stock Options	3/12/2025	—	—	—					78,627	$35.55	$1,852,452
RSUs	3/12/2025	—	—	—				25,553	—	$—	$905,343
PSUs	3/12/2025	—	—	—	—	25,553	38,329	—	—	$—	$905,343
(1)The Board of Directors action date for the March 10th option grant, March 10th and July 2nd RSU grants, and July 2nd PSU grant to Dr. Du was March 8, 2025. The Compensation Committee action date for the March 12th option, RSU, and PSU grants to Drs. Chen and Amado, and Messrs. Edmondson and Smiley was March 4, 2025.
(2)Non-Equity Incentive Plan amounts above reflect short-term cash incentive opportunities granted under our annual bonus plan, which is discussed in more detail in CD&A – Annual Incentive Awards. Actual amounts earned by each of the named executive officers under our annual bonus program for 2025 are disclosed above in the 2025 Summary Compensation Table.
(3)Each RSU represents a contingent right to receive one ADS, and the stock options are exercisable for ADSs. As a result, the number of shares and exercise price in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares. RSU and option awards vest in equal annual installments over four years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date. Option awards have a maximum term of ten years from the grant date.
(4)These amounts represent the minimum, target, and maximum PSU. Each PSU represents a contingent right to receive one ADS. As a result, the number of shares in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares. The PSU awards are eligible to vest based on performance during 2025 and the named executive officer’s continued service through the three-year anniversary of the grant date.
(5)Amounts reflect the aggregate grant date fair value of RSU and PSU awards and stock options granted during 2025, computed in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2025 are further discussed in Note 15 in our 2025 Annual Report on Form 10-K.
(6)The RSUs reflected in this row represent the second tranche of the CEO’s annual RSU award for 2025, which was granted in two tranches in 2025.
Each of our named executive officers has entered into an employment agreement that governs the terms and conditions of their employment relationship with us, including the terms and conditions with respect to their compensation and benefits. Among other items, the employment agreements set out the annual bonus targets, as a percentage of base salary, for each of our named executive officers. Please see CD&A – Annual Incentive Awards above for the 2025 bonus targets applicable to our named executive officers.
Outstanding Equity Awards at December 31, 2025
The following table provides information on the outstanding stock options, restricted share units, and performance share units, in each case held as of December 31, 2025 by our named executive officers:

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)(3)	Market value of shares or units of stock that have not vested ($)(4)
Samantha (Ying) Du	8/25/2016	922,184	—	$1.74	8/24/2026
	3/28/2018	350,000	—	$20.90	3/27/2028
	3/8/2019	300,000	—	$38.93	3/7/2029
	3/12/2020	250,000	—	$44.94	3/11/2030
	4/1/2021	69,600	17,400	$130.96	3/31/2031
	4/1/2021					3,400	$59,976
	4/1/2022	169,200	112,800	$45.47	3/31/2032
	4/1/2022					21,600	$381,024
	6/25/2022					58,800	$1,037,232
	4/3/2023	188,695	188,696	$33.95	4/2/2033
	6/29/2023					35,940	$633,982
	4/3/2024	133,266	399,799	$16.18	4/2/2034
	4/3/2024					20,250	$357,210
	7/1/2024					54,000	$952,560
	3/10/2025	—	252,585	$34.69	3/9/2035
	3/10/2025					10,620	$187,337
	7/2/2025					44,194	$779,582
	7/2/2025					25,579 (5)	$451,214
Yajing Chen	10/1/2021	6,400	1,600	$102.75	9/30/2031
	10/1/2021					920	$16,229
	11/1/2021	5,000	—	$104.42	10/31/2031
	4/1/2022	12,000	8,000	$45.47	3/31/2032
	4/1/2022					3,000	$52,920
	6/25/2022					6,250	$110,250
	4/3/2023	13,000	13,000	$33.95	4/2/2033
	4/3/2023					5,000	$88,200
	8/14/2023	10,000	10,000	$25.71	8/13/2033
	8/14/2023					2,500	$44,100
	4/1/2024	21,165	63,498	$16.72	3/31/2034
	4/1/2024					41,274	$728,073
	3/12/2025	—	52,418	$35.55	3/11/2035
	3/12/2025					17,035	$300,497
	3/12/2025					11,924 (5)	$210,339
Rafael Amado	12/30/2022	110,220	73,480	$30.70	12/29/2032
	12/30/2022					42,000	$740,880
	4/3/2023	56,608	56,609	$33.95	4/2/2033
	4/3/2023					10,782	$190,194
	4/1/2024	30,035	90,106	$16.72	3/31/2034
	4/1/2024					58,569	$1,033,157
	3/12/2025	—	65,523	$35.55	3/11/2035
	3/12/2025					21,294	$375,626
	3/12/2025					14,905 (5)	$262,924

F. Ty Edmondson	8/17/2020	37,750	—	$82.50	8/16/2030
	4/1/2021	17,600	4,400	$130.96	3/31/2031
	4/1/2021					830	$14,641
	4/1/2022	42,095	28,064	$45.47	3/31/2032
	4/1/2022					5,342	$94,233
	6/25/2022					14,600	$257,544
	4/3/2023	52,834	52,835	$33.95	4/2/2033
	4/3/2023					10,063	$177,511
	4/1/2024	21,165	63,498	$16.72	3/31/2034
	4/1/2024					41,274	$728,073
	3/12/2025	—	52,418	$35.55	3/11/2035
	3/12/2025					17,035	$300,497
	3/12/2025					11,924 (5)	$210,339
Josh Smiley	8/15/2022	83,400	55,600	$45.78	8/14/2032
	8/15/2022					31,800	$560,952
	4/3/2023	75,025	75,025	$33.95	4/2/2033
	4/3/2023					14,290	$252,076
	4/1/2024	49,326	147,980	$16.72	3/31/2034
	4/1/2024					96,187	$1,696,739
	3/12/2025	—	78,627	$35.55	3/11/2035
	3/12/2025					25,553	$450,755
	3/12/2025					17,887 (5)	$315,527
(1)The stock options are exercisable for ADSs, and each of the stock awards represents a contingent right to receive one ADS. As a result, the number of shares and exercise price in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares.
(2)Option awards have a maximum term of ten years from the grant date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date, other than the option awards granted on November 1, 2021 and on or after April 3, 2023, which vest in equal annual installments over four years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date.
(3)Except as noted by footnote in this column, RSU awards vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date, other than (i) the RSU awards granted on June 25, 2022, and (ii) the RSU awards granted on or after April 3, 2023, which vest in equal annual installments over four years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on the vesting date.
(4)Market values reflect the closing price of our ADSs on Nasdaq on December 31, 2025, which was $17.64.
(5)PSUs vest on the third anniversary of the grant date, subject to the executive remaining in continuous service through the vesting date (or earlier qualifying termination).
Options Exercised and Shares Vested During 2025
The following table provides information relating to stock option exercises and stock award vestings for our named executive officers during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#) (1)	Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting(#) (1)	Value Realized on Vesting($)(3)
Samantha (Ying) Du	1,193,541	$37,798,418	115,720	$4,207,761
Yajing Chen	—	$—	26,677	$980,071
Rafael Amado	—	$—	45,914	$1,296,038
F. Ty Edmondson	—	$—	41,740	$1,541,081
Josh Smiley	—	$—	55,107	$2,025,849
(1)The stock options are exercisable for ADSs, and each of the stock awards represents a contingent right to receive one ADS. As a result, the number of shares in these columns are represented in terms of ADSs. Each ADS represents ten ordinary shares.
(2)Represents the price of our ADSs on Nasdaq at exercise minus the stock option exercise price multiplied by the number of ADSs acquired on exercise.

(3)Represents the fair market value of the shares on the vesting date, calculated as the closing price of our ADSs on Nasdaq on the vesting date (or the previous business day if vesting occurred on a non-Nasdaq trading day) multiplied by the number of shares vested.
Potential Payments Upon Termination or Change in Control
For the named executive officers serving as executive officers as of December 31, 2025 that are eligible to receive severance in accordance with their employment agreement, we have quantified the potential payments upon termination under various termination circumstances in the table below. These tables assume that the covered termination took place on December 31, 2025. Dr. Chen is excluded from the table below because she was not eligible for severance benefits as of December 31, 2025.

Name	Benefit Type	Termination due to Death* ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in connection with a Change in Control ($)
Samantha (Ying) Du	Severance	$75,728	$2,180,952	$3,465,211
	Benefits Continuation	$2,006	$36,110	$36,110
	Value of Equity Acceleration	$5,423,823	$5,423,823	$5,423,823
Rafael Amado	Severance	$53,475	$962,550	$962,550
	Benefits Continuation	$1,141	$13,691	$13,691
	Value of Equity Acceleration	N/A	N/A	$2,685,680
F. Ty Edmondson	Severance	$49,240	$856,772	$1,004,491
	Benefits Continuation	$3,483	$41,796	$52,244
	Value of Equity Acceleration	N/A	$1,841,258	$1,841,258
Josh Smiley	Severance	$56,063	N/A	$1,076,400
	Benefits Continuation	$2,606	N/A	$31,276
	Value of Equity Acceleration	N/A	N/A	$3,412,189
* In the event of a termination due to disability, all of the named executive officers would receive the same benefits as reflected in the “Termination Due to Death” column, other than Mr. Edmondson who would receive the same benefits as reflected in the “Termination without Cause or for Good Reason” column (cash severance of $856,772, benefits continuation with a value of $41,796, and accelerated equity vesting with an estimated value of $1,841,258).
Our named executive officers are entitled to receive certain benefits upon a qualifying termination of employment, including following a change in control of the Company, or in the event of a termination of employment due to the executive’s death or disability, as described below.
Under the terms of their respective employment agreements, in the event of a termination of employment, each of our named executive officers would be entitled to receive any accrued but unpaid base salary, reimbursement for unpaid business expenses incurred prior to termination, and any additional compensation as may be expressly required under applicable law, including accrued but unused vacation time. In addition, our named executive officers would be entitled to receive additional compensation as described below upon termination of employment by us without “cause” or by the executive for “good reason” (each, a “qualifying termination”), subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company (Dr. Chen and Mr. Smiley became entitled to these benefits in February 2026), and our named executive officers would also be entitled to receive additional compensation in the event of a qualifying termination within 12 months following a change in control (a “change in control termination”) or as a result of death or disability, the first subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company (Dr. Chen became entitled to these benefits in February 2026).
•Qualifying Termination (without a Change in Control): (i) an amount equal to 12 months (18 months, in the case of Dr. Du) of base salary, payable in the form of salary continuation payments, (ii) 12 months (18 months, in the case of Dr. Du) of payments of the Company’s portion of monthly premiums with respect to health, dental, and vision coverage or COBRA continuation coverage, as applicable, and (iii) a pro-rated bonus based on the number of days that the executive worked in the year of termination. Dr. Du and Mr. Edmondson would also receive full accelerated vesting of any then-outstanding unvested stock options, restricted shares, or other equity awards held by the executive (“Equity Acceleration”).
•Change in Control Termination: For Dr. Du, (i) an amount equal to 18 months of base salary, payable in the form of salary continuation payments, (ii) 18 months of payments of the Company’s portion of monthly premiums with respect to health, dental, and vision coverage or COBRA continuation coverage, as applicable, and (iii) an amount equal to the sum of six month of base salary, two times her target bonus, and six months of the Company’s portion of monthly premiums payable immediately prior to the effective date of such termination with respect to health, dental, and vision insurance coverage. For Drs. Amado and Chen and Messrs. Edmondson and Smiley, (i) an amount equal to 12 months (15 months, in the case of Mr. Edmondson) of base salary, payable in the form of salary continuation payments, (ii) 12 months (15 months, in the case of Mr. Edmondson) of payments of the Company’s portion of monthly premiums with respect to health, dental, and vision coverage or COBRA continuation coverage, as applicable, and (iii) a pro-rated bonus based on the number of days that the executive worked in the year of termination. Our named executive officers would also receive Equity Acceleration.
•Death or Disability: Drs. Du, Chen, and Amado and Mr. Smiley for termination of employment upon death or disability and Mr. Edmondson for termination of employment upon death will be entitled to an amount equal to one month of base salary and one month of the Company’s portion of monthly premiums with respect to health, dental, and vision coverage or COBRA continuation coverage, as applicable. Dr. Du will also receive Equity Acceleration. In the event of a termination of employment for disability, Mr. Edmondson would be entitled to the same severance benefits to which he would have been entitled in connection with a qualifying termination without a change in control.
In addition to the above, the PSU award agreements granted to the named executive officers during 2025 provide that in the event that a “Covered Transaction” (as defined in the 2024 Plan) occurs, and the executive undergoes a qualifying termination (i.e., a termination by the employer without cause or by the executive for good reason) within 12 months following such Covered Transaction, then any PSUs subject to the award, to the extent outstanding and unvested immediately prior to such qualifying termination, shall become vested as of such qualifying termination (i) at target if the Covered Transaction occurs prior to the expiration of the performance period or (ii) based on actual performance during the performance period in the event such Covered Transaction occurs on or after the applicable performance period.

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION
CEO to Median Employee Pay Ratio
We determined that the annual total compensation of our median compensated employee was $70,126 for 2025. The annual total compensation of our CEO, Samantha (Ying) Du, was $10,677,221 for 2025, as reported in the “Total” column of the 2025 Summary Compensation Table. We calculated the median compensated employee’s annual total compensation using the same methodology required for calculating total annual compensation for our CEO (and other named executive officers) for purposes of the 2025 Summary Compensation Table. The ratio of these two amounts was 1 to 152.
To identify the median compensated employee, we used cash compensation consisting of base salary and allowance paid with respect to 2025 (annualized for those individuals who were not employed for the full year) and annual cash bonus or incentives paid with respect to 2025 for all employees employed by the Company on December 31, 2025. We then identified the employee closest to the median that had been employed for the full year to serve as our median compensated individual for purposes of this analysis.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay Versus Performance
In accordance with the pay versus performance (“PvP”) disclosure requirements in Item 402(v) of Regulation S-K, this section presents information that describes the relationship between Compensation Actually Paid (“CAP”), as that term is defined under the rules prescribed by Item 402(v), to the Company’s CEO, other named executive officers as a group, and certain financial performance measures of the Company.
While the Compensation Committee (or Board of Directors for our CEO) makes executive compensation decisions after considering a variety of factors, including corporate and individual performance, the decisions of the Compensation Committee and Board of Directors in 2025 were made independently of these PvP disclosure requirements. For more information regarding our executive compensation program and related decisions, please refer to Executive Compensation – Compensation Discussion & Analysis.
Pay Versus Performance Table
The following table sets forth information for each applicable year regarding the CAP of our CEO, Samantha (Ying) Du, and of our other named executive officers as a group, as well as certain Company financial performance measures, including our total shareholder return (“TSR”), the TSR of the NASDAQ Biotechnology Index (our Company-Selected Peer Group), our net income, and our revenue growth. We selected revenue growth to be our Company-Selected Measure as it represents the most important financial performance measure used to link CAP for 2025 to Company financial performance for purposes of this disclosure.

Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year (1)(2)	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (3)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (3)	ZLAB TSR (4)	Peer Group TSR (4)	Net Income (Loss) (in millions)	Revenue Growth (5)
	$	$	$	$	$	$	$	%
2025	10,677,221	1,862,002	3,795,163	637,778	13.03	124.75	(175.5)	15
2024	9,079,948	12,068,380	3,622,883	4,795,968	19.35	93.49	(257.1)	50
2023	12,042,285	7,520,941	3,887,222	2,298,340	20.19	94.03	(334.6)	24
2022	20,212,141	739,598	6,838,043	3,550,025	22.68	89.90	(443.3)	49
2021	15,315,579	(30,500,547)	6,176,702	(4,953,682)	46.44	100.02	(704.5)	195
(1) Samantha (Ying) Du has been the CEO of the Company since 2014.
(2) The non-CEO NEOs included the following executives in each covered fiscal year:
2025: Yajing Chen, Rafael Amado, F. Ty Edmonson, and Josh Smiley;
2024: Yajing Chen, Rafael Amado, F. Ty Edmonson, and Josh Smiley;
2023: Yajing Chen, Rafael Amado, Harald Reinhart, Josh Smiley, and Billy Cho;
2022: Billy Cho, Rafael Amado, Harald Reinhart, Alan Bart Sandler, and Josh Smiley; and
2021: Billy Cho, F. Ty Edmondson, Harald Reinhart, and Alan Bart Sandler.
(3) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid to our CEO and our Non-CEO NEOs are shown in the tables below. The amounts reflected for 2024 have been revised from the amounts previously reported in last year’s proxy statement in order to incorporate administrative corrections in the calculation of fair value for certain stock and option awards.

	CEO
	2025	2024	2023	2022	2021
	$	$	$	$	$
Summary Compensation Table Total	10,677,221	9,079,948	12,042,285	20,212,141	15,315,579
Adjustments for Stock and Option Awards*
Adjustment for grant date fair values in the Summary Compensation Table	(9,055,813)	(7,319,338)	(10,343,463)	(18,545,040)	(13,672,864)
Year-end fair value of unvested awards granted in the covered fiscal year	3,775,382	12,936,922	7,756,321	13,913,094	3,708,060
Year-over-year difference of year-end fair values for unvested awards granted in prior years that remained outstanding at the covered fiscal year end	(7,373,436)	(458,907)	(2,184,985)	(10,827,207)	(36,638,677)
Fair values at vest date for awards granted and vested in covered fiscal year	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years and vesting in the covered fiscal year	3,838,648	(2,170,245)	250,783	(4,013,390)	787,355
Forfeitures during covered year equal to prior year-end fair value	—	—	—	—	—
Incremental fair value resulting from modifications of stock options and RSUs in the covered fiscal year not reflected in the other rows	—	—	—	—	—
Compensation Actually Paid (as calculated)	1,862,002	12,068,380	7,520,941	739,598	(30,500,547)

	Average Non-CEO NEO
	2025	2024	2023	2022	2021
	$	$	$	$	$
Summary Compensation Table Total	3,795,163	3,622,883	3,887,222	6,838,043	6,176,702
Adjustments for Stock and Option Awards*
Adjustment for grant date fair values in the Summary Compensation Table	(2,899,972)	(2,681,878)	(2,879,951)	(6,059,426)	(5,279,647)
Year-end fair value of unvested awards granted in the covered fiscal year	1,186,372	4,416,161	1,764,936	4,783,831	1,299,614
Year-over-year difference of year-end fair values for unvested awards granted in prior years that remained outstanding at the covered fiscal year end	(2,289,089)	(119,636)	(462,102)	(1,408,060)	(7,338,300)
Fair values at vest date for awards granted and vested in covered fiscal year	—	—	—	—	259,613
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years and vesting in the covered fiscal year	845,304	(441,562)	(42,600)	(604,363)	(71,664)
Forfeitures during covered fiscal year equal to prior year-end fair value	—	—	(419,154)	—	—
Incremental fair value resulting from modifications of stock options and RSUs in the covered fiscal year not reflected in the other rows	—	—	449,989	—	—
Compensation Actually Paid (as calculated)	637,778	4,795,968	2,298,340	3,550,025	(4,953,682)
*Adjustments are calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the applicable fiscal year.
(4) TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020, and the reinvestment of all dividends are assumed. The peer group consists of the NASDAQ Biotechnology Index.
(5) Revenue growth is calculated as follows: (total revenues from our audited annual consolidated statements of operations for the current year - total revenues from our audited annual consolidated statements of operations for the prior year) / total revenues from our audited annual consolidated statements of operations for the prior year.
Financial Performance Measures
The most important financial performance measures identified by the Company as linking executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance are as follows:
•Revenue growth
•Product revenues
•Operating Profit (Loss)
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) compared to: (1) our cumulative TSR and the cumulative TSR of the Peer Group, (2) our net income, and (3) revenue growth. Since a significant portion of compensation for our CEO and other named executive officers consists of equity awards, the change in value of Compensation Actually Paid is directionally aligned with changes in our TSR, net income, and revenue growth.

CAP Versus Cumulative TSR for the Company and Cumulative TSR of the Peer Group
CAP Versus Net Income

CAP Versus Revenue Growth
Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s general practice is to approve them at its meeting in March or April of each year as part of the annual compensation review and after results for the preceding fiscal year become available. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires, transitions, or to comply with regulatory requirements. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates.
During 2025, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

DIRECTOR COMPENSATION
For 2025, each member of our Board of Directors who is not an employee of the Company or one of our affiliates was entitled to the following compensation under our non-employee director compensation policy:
•Annual cash retainer of $50,000 for each non-employee director;
•Additional annual cash retainer of $35,000 for the Lead Independent Director;
•Additional annual cash retainer of $25,000 for the Audit Committee chair;
•Additional annual cash retainer of $12,500 for each Audit Committee member;
•Additional annual cash retainer of $20,000 for the Compensation Committee chair;
•Additional annual cash retainer of $10,000 for each Compensation Committee member;
•Additional annual cash retainer of $12,250 for the Nominating and Corporate Governance Committee chair;
•Additional annual cash retainer of $6,125 for each Nominating and Corporate Governance Committee member;
•Additional annual cash retainer of $15,000 for the Research and Development Committee chair through October 22, 2025, upon which date this retainer was increased to $20,000 in recognition of the time commitment of the committee and in consideration of market practices;
•Additional annual cash retainer of $7,500 for each Research and Development Committee member through October 22, 2025, upon which date this retainer was increased to $10,000 in recognition of the time commitment of the committee and in consideration of market practices;
•Additional annual cash retainer of $15,000 for the Commercial Committee chair;
•Additional annual cash retainer of $7,500 for each Commercial Committee member; and
•A grant of restricted shares under our 2024 Equity Incentive Plan (the “2024 Plan”).
In accordance with our non-employee director compensation policy, each non-employee director received an annual grant of a number of shares of Restricted Shares (as defined in the 2024 Plan) equal to $400,000 divided by the Nasdaq closing price of the Company’s ADS on the date of grant, rounded down to the nearest whole number, which vests in full on the first anniversary of the date of grant, subject to continued service as a member of the Board of Directors through such date.
Our non-employee directors are also reimbursed by the Company for reasonable and customary expenses incurred in connection with attendance at board of directors and committee meetings, in accordance with the Company’s policies. Dr. Du does not receive separate compensation for her service as a director.

The following table provides information concerning compensation for our non-employee directors for 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
John Diekman	$113,625	$399,989	$—	$513,614
Richard Gaynor, M.D. (3)	$65,951	$399,989	$—	$465,940
Nisa Leung	$48,508	$399,989	$—	$448,497
William Lis	$56,125	$399,989	$—	$456,114
Scott Morrison	$75,000	$399,989	$—	$474,989
Leon Moulder, Jr.	$79,750	$399,989	$—	$479,739
Michel Vounatsos (3)	$72,976	$399,989	$—	$472,965
Peter Wirth	$82,500	$399,989	$—	$482,489
(1)Reflects the grant date fair value of restricted share awards granted during 2025 in accordance with ASC Topic 718. The underlying valuation assumptions for equity awards granted during 2025 are further discussed in Note 15 in our 2025 Annual Report on Form 10-K.
(2)As of December 31, 2025, our non-employee directors held unvested restricted shares representing the following number of ADSs, each of which represents 10 ordinary shares: Dr. Diekman 10,831; Dr. Gaynor 10,831; Ms. Leung 10,831; Mr. Lis 10,831; Mr. Morrison 10,831; Mr. Moulder 10,831; Mr. Vounatsos 16,942; and Mr. Wirth 10,831.
(3)The additional annual cash retainers for the Chair and members of the Research and Development Committee increased from $15,000 to $20,000 and from $7,500 to $10,000, respectively, as of October 22, 2025.

EQUITY COMPENSATION PLAN INFORMATION
The following table contains information about securities authorized for issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders (1)	105,174,850	$3.32	(2)	79,604,523	(3)
Equity compensation plans not approved by security holders (4)	—	$—		—
Total	105,174,850	$3.32		79,604,523
(1)Equity compensation plans approved by security holders include our 2015 Omnibus Equity Incentive Plan, as amended, 2017 Equity Incentive Plan, 2022 Equity Incentive Plan, and 2024 Plan.
(2)The weighted-average exercise price is calculated based solely on the exercise price of outstanding options and does not take into account outstanding RSUs and PSUs, which have no exercise price.
(3)Represents the number of shares reversed and available for future issuance under the 2024 Plan.
(4)The Company does not have any equity compensation plans not approved by security holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us regarding beneficial ownership of our share capital as of April 10, 2026 by:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership as set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.
The beneficial ownership percentages in the table below are based on 1,123,537,460 ordinary shares outstanding, equivalent to 112,353,746 ADSs, outstanding as of April 10, 2026. Any options to purchase ordinary shares that are exercisable and RSUs that will vest within 60 days of April 10, 2026 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name of Beneficial Owner (1)	No. of ADSs (2)	Percent (3)
Directors and Named Executive Officers:
Samantha (Ying) Du (4)	3,483,038	3.10%
John Diekman	99,769	*
Richard Gaynor	56,630	*
Nisa Leung	73,926	*
William Lis	35,106	*
Scott Morrison	34,533	*
Leon O. Moulder, Jr.	72,602	*
Michel Vounatsos	50,416	*
Peter Wirth	393,750	*
Rafael Amado (5)	328,604	*
Yajing Chen (6)	144,040	*
F. Ty Edmondson (7)	273,929	*
Josh Smiley (8)	431,848	*
All Directors and Executive Officers as a Group	5,478,191	4.88%

Beneficial Owners of 5% or More of our Ordinary Shares:
RTW Investments, LP (9)	6,959,032	6.19%
RA Capital Management, L.P. (10)	5,743,533	5.11%
(1)The business address of all directors and officers is 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142.
(2)All beneficial ownership reported in this table is reported in terms of ADSs for comparability. One ADS of the Company represents ten ordinary shares.
(3)Beneficial ownership representing less than 1% is denoted with an asterisk (*).
(4)Includes 2,286,413 ADSs issuable upon exercise of vested options. Also includes 73,999 ADSs held by certain holders of ordinary shares, for which Dr. Du does not have any pecuniary interest but for which she may be deemed beneficial owner as these holders have granted Dr. Du the right to vote their shares.
(5)Includes 271,582 ADSs issuable upon exercise of vested options.
(6)Includes 112,335 ADSs issuable upon exercise of vested options.
(7)Includes 250,563 ADSs issuable upon exercise of vested options.
(8)Includes 314,246 ADSs issuable upon exercise of vested options.
(9)Based on information provided in a Schedule 13G filed by RTW Investments, LP (“RTW Investments”) and Roderick Wong, M.D. on February 17, 2026. RTW Investments is the investment adviser to certain funds (the “RTW Funds”) with respect to the ordinary shares held directly by the RTW Funds. RTW Investments and Roderick Wong, M.D. reported shared power to vote or direct the vote and dispose or to direct the disposition of 69,590,320 ordinary shares. The address for RTW Investments and Roderick Wong, M.D. is 40 10th Avenue, Floor 7, New York, New York 10014.
(10) Based on information provided in a Schedule 13G filed by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky (“Dr. Kolchinsky”), Rajeev Shah (“Mr. Shah”) and RA Capital Healthcare Fund, L.P. (the “Fund”) on April 6, 2026. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund's portfolio, including the ordinary shares of the Company beneficially owned by RA Capital. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days' notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the Company’s securities held by RA Capital other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, Mr. Shah and the Fund reported shared power to vote or direct the vote and dispose or to direct the disposition of 5,743,533 ordinary shares. The principal business address for each of RA Capital, Dr. Kolchinsky, Mr. Shah and the Fund is 200 Berkeley Street, 18th Floor, Boston MA 02116.
The beneficial ownership rules of the SEC differ from those of the Hong Kong Securities and Futures Ordinance (the “SFO”) and the HK Listing Rules. As of April 10, 2026, the interests of our directors in our ordinary shares within the meaning of Part XV of the SFO were as follows: Dr. Du 53,818,130; Dr. Diekman 997,690; Dr. Gaynor 548,990; Ms. Leung 739,260; Mr. Lis 351,060; Mr. Morrison 345,330; Mr. Moulder 726,020; Mr. Vounatsos 504,160; and Mr. Wirth 3,937,500. We note that we report ownership interest in accordance with Hong Kong requirements in ordinary shares and on the basis that one ADS represents 10 ordinary shares.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2025, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
RTAIN RELATIONSHIPS
Review and Approval of Transactions with Related Parties
The Audit Committee has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and related parties, including executive officers, directors, beneficial owners of more than ten percent of our voting securities, and immediate family members or certain related entities of such persons. The policy covers any related party transaction that meets the minimum threshold for disclosure in this proxy statement under relevant SEC rules, which generally include transactions involving amounts exceeding $120,000 in which a related party has a direct or indirect material interest.
Pursuant to the related party transaction policy and procedures, management determines whether a transaction requires review by the Audit Committee, in which case the transaction, along with all material information, will be provided to the Audit Committee for review, approval, ratification, or termination. The Audit Committee will review the material terms and relevant factors to determine whether the transaction would be on an arms’ length basis and in the ordinary course of business. Subject to certain exceptions, related party transactions must be pre-approved by the Audit Committee, Board of Directors, or shareholders, as described below:
•Audit Committee: Approval of the Audit Committee is required for all related party transactions, other than the exceptions described below.
If prior Audit Committee approval is not feasible, the Audit Committee will consider the transaction and determine whether to ratify the transaction at its next regularly scheduled meeting. In the event that a related party transaction was not previously approved or ratified under this policy, the Chair of the Audit Committee will be notified promptly. The Audit Committee or, if it is not practicable for the entire Audit Committee to consider the matter, the Chair of the Audit Committee, will consider whether the related party transaction should be ratified or rescinded or other action be taken.
•Board of Directors: The Board of Directors will determine whether to approve the transactions if: (1) the transactions would not be in the ordinary course of business or on an arms’ length basis or (2) the amount, individually or in the aggregate, would exceed the lesser of (i) 1% of annual consolidated operating expenses per the last audited annual financial statements and (ii) $1,000,000.
•Shareholders: If the Board of Directors determines that a related party transaction should be brought before the Company’s shareholders, then approval of such related party transaction shall be presented to the shareholders for approval through a resolution at a general meeting of shareholders or pursuant to any other method consistent with applicable law.
•No director will participate in any communication, discussion, or decision with respect to a transaction for which he or she is a related party, other than to provide all material information concerning the related party transaction to the Company and Audit Committee. Similarly, shareholders will abstain from voting on any resolution presented to shareholders with respect to a transaction for which they are a related party.
•Certain types of transactions with related parties do not require approval under this policy, such as the employment or compensation of executive officers or directors and transactions where the related party’s interest arises solely from ownership in our securities and all shareholders receive proportional benefits.
In determining whether to approve a related party transaction, the Audit Committee, Board of Directors, or shareholders, as applicable, should consider the material facts and relevant factors, including the following:
•the related party’s interest in the transaction;

•whether the terms and conditions are fair and on an arm’s length basis and are in the ordinary course;
•whether there are appropriate business reasons for entering into the transaction;
•whether the transaction is on terms no less favorable than those that could have been reached with an unrelated party;
•the potential for the transaction to affect the independence of an independent director or lead to reputational risk or an actual or apparent conflict of interest for our executive officers or directors; and
•any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The related party transaction should only be approved if it is determined to be consistent with the interests of the Company and its shareholders. If a related party transaction is ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related party and may periodically review and assess such ongoing transaction to determine whether it remains fair and reasonable to the Company.
Transactions with Related Persons
In January 2025, the Company entered into a license agreement with Zenas BioPharma (HK) Limited, a subsidiary of Zenas BioPharma, Inc. (“Zenas”), pursuant to which the Company obtained a license under certain patents and know-how of Zenas to develop and commercialize products containing a differentiated humanized monoclonal antibody targeting IGF-1R as an active ingredient in Greater China. One of the members of the Company’s Board of Directors, Mr. Moulder, is also the Chief Executive Officer and Chairman of the Board of Directors of Zenas. Since January 2025, the Company has paid a $10.0 million upfront fee in accordance with this agreement. As of March 31, 2026, the Company may be required to pay an additional aggregate amount of up to $117.0 million in development and sales-based milestones as well as certain royalties at tiered percentage rates ranging from high-single digits to mid-teens on annual net sales of the licensed products in the licensed territories. The related party arrangement with Zenas was approved by the Board of Directors in accordance with our related party transaction policy, excluding Mr. Moulder pursuant to our conflicts of interest policy. This related party transaction is not a connected transaction under Chapter 14A of the HK Listing Rules.
Indemnification
Cayman law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our Current Articles provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities, or discretion as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Current Articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, independent auditor qualifications and independence, performance of our independent auditors and the internal audit function, our compliance programs, and our risk management and internal control over financial reporting. The Audit Committee is also responsible for the appointment of our independent auditor and for pre-approving audit and non-audit services to be provided by the independent auditors.
With respect to financial reporting, the Audit Committee’s role is one of oversight. Management has the primary responsibility for the financial statements and the financial reporting process, including the related internal controls and procedures. Our independent auditor, KPMG LLP, is responsible for auditing our consolidated financial statements for the year ended December 31, 2025 filed with the SEC and the effectiveness of our internal control over financial reporting as of December 31, 2025 in accordance with the Exchange Act. KPMG is responsible for auditing our consolidated financial statements for the year ended December 31, 2025 submitted to the Hong Kong Stock Exchange in accordance with the HK Listing Rules.
The Audit Committee reviewed and discussed with management and our independent auditor the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with the independent auditor the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and SEC.
The Audit Committee has received and considered the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company and our management. The Audit Committee has determined that KPMG LLP is independent with respect to the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.
The Audit Committee
Scott Morrison, Chair
William Lis
Peter Wirth

PRINCIPAL ACCOUNTANT FEES AND OTHER AUDIT MATTERS
Auditor Fees
The following table presents the fees billed to the Company by KPMG LLP and its affiliates for 2025 and 2024 (in thousands). KPMG LLP has been our independent registered public accounting firm and auditor since 2022.

Fee Category	2025	2024
Audit Fees (1)	$3,335	$3,556
Audit-Related Fees (3)	$—	$—
Tax Fees (2)	$65	$—
All Other Fees (3)	$—	$—
Total Fees	$3,400	$3,556
(1)Audit fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements, and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include services that are normally provided in connection with statutory and regulatory filings.
(2)Tax fees consist of fees for compliance and advisory work related to our international tax planning and intellectual property.
(3)KPMG LLP and its affiliates did not provide any audit-related or other services.
Pre-Approval Policies
The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. The Audit Committee pre-approves all auditing services, internal control-related services, and permitted non-audit services to be performed for the Company by its independent auditor. Consistent with any applicable SEC rules on auditor independence, the Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. No fees for services to KPMG LLP in 2025 were approved pursuant to any waivers of the pre-approval requirement.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
Why am I receiving these materials?
You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder of record of our ordinary shares as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 16, 2026, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. Holders of our ADSs will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 16, 2026) may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement by and among the Company, Citibank and the holders and beneficial owners of ADSs (the “deposit agreement”).
What does it mean if I receive more than one set of printed proxy materials?
If you hold your shares in more than one account, you may receive a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To help ensure that all your shares are voted, please follow the instructions on each set of materials you receive to vote by Internet or by signing, dating, and returning a proxy card or voting instruction form for each account.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
As permitted by SEC rules, we are making this Proxy Statement and our 2025 Annual Report on Form 10-K available to our shareholders electronically via the Internet. On or about April 28, 2026, we mailed to our shareholders the Notice containing instructions on how to access this Proxy Statement and our 2025 Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the 2025 Annual Report on Form 10-K. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
We encourage you to take advantage of the availability of the proxy materials on the Internet, such as in order to help lower the costs of delivery and reduce the Company’s environmental impact.
Why is the Annual Meeting a hybrid meeting?
This year we will continue to rely on the latest technology to host a “hybrid” Annual Meeting. We believe that the available technology provides expanded access, improved communication, and cost savings for our shareholders. Combined with allowing traditional in-person attendance, we believe this strikes a good balance between leveraging technology and maintaining the ability for our directors, employees, and shareholders to interact in person.
How do I attend the Annual Meeting?
If you are a shareholder of record of our ordinary shares, you may attend the Annual Meeting in person at 899 Halei Road, Building B, Pudong, Shanghai, China 201203, or virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ZLAB2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or instructions that accompanied your proxy materials.

Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only shareholders of record of our ordinary shares as of 4:30 p.m. (Shanghai and Hong Kong Time) on April 16, 2026 are entitled to vote at the Annual Meeting. As of 4:30 p.m. (Shanghai and Hong Kong Time) on April 16, 2026, we had 1,123,537,460 outstanding ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting, except those required to abstain from voting to approve the matter under consideration under the HK Listing Rules. Of these shares, approximately 337,324,960 were held in the name of Citibank, as depositary for the ADSs, each representing ten ordinary shares of our Company. Each shareholder of record of our ordinary shares is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADSs cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement.
How do I submit questions at the Annual Meeting?
Although shareholders will have an opportunity to ask questions during the Annual Meeting, we encourage shareholders who wish to raise questions at the Annual Meeting to submit their questions in advance to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 8:00 a.m. (U.S. Eastern Time) / 8:00 p.m. (Shanghai and Hong Kong Time) on June 16, 2026 and enter the 16-digit control number included on your Notice.
What am I voting on?
How does the Board of Directors recommend that I vote?
There are 14 matters scheduled for a vote, and the Board of Directors unanimously recommends that you vote as follows:

Matters Scheduled for Vote	Board Recommendation
An ordinary resolution to re-elect Samantha (Ying) Du to serve as a director until the 2027 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
FOR
An ordinary resolution to re-elect John D. Diekman to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Richard Gaynor to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Nisa Leung to serve as a director until the 2027 annual general meeting of shareholders and until her successor is duly elected and qualified, subject to her earlier resignation or removal;
FOR
An ordinary resolution to re-elect William Lis to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Scott Morrison to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Leon O. Moulder Jr. to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Michel Vounatsos to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to re-elect Peter Wirth to serve as a director until the 2027 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;
FOR
An ordinary resolution to approve the appointment of KPMG LLP and KPMG as the Company’s independent registered public accounting firms and auditors to audit our consolidated financial statements to be filed with the U.S. Securities and Exchange Commission (“SEC”) and the Hong Kong Stock Exchange for the year ending December 31, 2026, respectively;
FOR
An ordinary resolution to authorize the Board of Directors to fix auditor compensation for 2026;	FOR
An ordinary resolution to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;	FOR
An ordinary resolution to approve a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs and/or resell treasury shares of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders; and
FOR
An ordinary resolution to approve a general mandate to the Board of Directors to repurchase ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders.
FOR
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. If required by the HK Listing Rules, the Company will publish a supplementary circular or announcement in accordance with the HK Listing Rules.
What is the quorum requirement?
Pursuant to the Current Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-tenth of all voting share capital of the Company in issue who are present in person, virtually, or by proxy and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote electronically or in person at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How many votes are needed to approve each proposal?
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually, or by proxy at a general meeting. Proposals 1-14 of this Proxy Statement are ordinary resolutions. If you “Abstain” from voting, it will have no effect on the outcome of the vote on these proposals because abstentions do not count as a vote cast. Broker non-votes will have no effect on the results of the vote on these proposals.
What are “broker non-votes”?
A “broker non-vote” occurs when a U.S. brokerage firm, bank, or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because the U.S. brokerage firm, bank, or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting of their shares. U.S. brokerage firms, banks, and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a brokerage firm, bank, or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the ordinary resolutions to ratify the appointment of KPMG LLP and KPMG as the Company’s independent registered public accounting firms and auditors, respectively (Proposal 10) and the ordinary resolution to approve a general mandate to repurchase ordinary shares and/or ADSs (Proposal 14) will be routine matters, while the rest of the resolutions to be voted upon at the Annual Meeting will be non-routine matters. Discretionary proxies exercised by U.S. brokerage firms, banks, or other financial institutions with respect to our ADSs will be processed by Citibank in accordance with the provisions of the deposit agreement.
Brokerage firms, banks, or other financial institutions holding shares for a beneficial owner of our ordinary shares listed for trading on the Hong Kong Stock Exchange and held in Central Clearing and Settlement System (“CCASS”) in Hong Kong do not have discretionary authority to vote shares if specific instructions are not given by the beneficial owner of the ordinary shares. Accordingly, if your shares listed for trading on the Hong Kong Stock Exchange are held by a brokerage firm, bank, or other financial institution on your behalf in CCASS in Hong Kong and you do not instruct the brokerage firm, bank, or other financial institution as to how to vote your shares, your brokerage firm, bank, or other financial institution will not be entitled to exercise discretion to vote your shares.
How do I vote?
Shareholders of Record of Ordinary Shares
If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote at the Annual Meeting, in person or virtually, through the Internet in advance of the Annual Meeting, or by proxy using a proxy card. Whether or not you plan to attend the Annual

Meeting, we urge you to vote by proxy to help ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy; such appointment of proxy will be revoked if you attend and vote at the Annual Meeting.
•Mail: If you received your proxy materials by mail, simply complete, sign, and date the proxy card that you received and return it promptly in the prepaid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 a.m. (U.S. Eastern Time) / 11:59 p.m. (Shanghai and Hong Kong Time) on June 16, 2026, to be voted at the Annual Meeting.
•Internet: To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Your Internet vote must be received by 11:59 p.m. on June 14, 2026 (U.S. Eastern Time) / 11:59 a.m. on June 15, 2026 (Shanghai and Hong Kong Time) to be counted.
•Virtually: To vote while virtually attending the Annual Meeting, attend the meeting by visiting www.virtualshareholdermeeting.com/ZLAB2026. You will be asked to provide the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
•In Person: To vote in person at the Annual Meeting, attend the meeting by going to 899 Halei Road, Building B, Pudong, Shanghai, China 201203.
Beneficial Owners of Ordinary Shares
If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank, or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to help ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
ADS Holders of Record
Holders of record of our ADSs as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 16, 2026) who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The deposit agreement permits registered ADS holders as of the ADS record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the deposit agreement, to vote the securities (in person or by proxy) represented by the holder’s ADSs. Citibank will vote (or cause its custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from ADS holders who provide timely voting instructions.
ADS holders of record that have not provided timely voting instructions shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of ADS holders or the shareholders of the Company will be materially adversely affected.
Citibank will distribute information to ADS holders as of the ADS record date (4:30 p.m. (U.S. Eastern Time) on April 16, 2026) describing how voting instructions may be delivered to Citibank by ADS holders.

To be considered timely, instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (U.S. Eastern Time) on June 8, 2026.
Beneficial Owners of ADSs
If you are a beneficial owner of ADSs registered on the ADS record date in the name of a brokerage firm, bank, or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to help ensure that your vote is counted.
Conversion of ADSs
If a holder of ADSs cancels his, her, or its ADSs in exchange for ordinary shares on or prior to the ADS record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the ordinary shares on our Company’s register of members in Hong Kong prior to the ordinary share record date, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable, the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation (US$0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank, or other financial institution, please contact the broker, bank, or other financial institution to find out what actions need to be taken to instruct the broker, bank, or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between U.S. Eastern Time and Shanghai and Hong Kong Time, as well as the time required for processing the ADS cancellations, the delivery of our ordinary shares, and, if applicable, the re-registration of our ordinary shares on the Company’s register of members in Hong Kong.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, the proxy will exercise discretion on whether to vote and, if so, how. Our shareholders have no rights under the Cayman Islands Companies Act or under the Current Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.
Can I revoke or change my vote after I submit my proxy?
If you are the record holder of ordinary shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy through the Internet.
•You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Corporate Secretary.
•You may attend the Annual Meeting and vote electronically during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or Internet proxy is the one that is counted.

If you are the holder of record of ADSs, directly or through a broker, bank, or other nominee, you must follow the instructions provided by Citibank or such broker, bank, or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank or the broker, bank, or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.
Will my shares be counted if I do not vote?
Your shares will not be voted at the Annual Meeting if you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, or via the Internet, or during the Annual Meeting, in person or virtually via the Internet.
What if I return my proxy card but do not provide voting instructions?
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, the proxy will exercise discretion on whether to vote and, if so, how.
Who is paying the expenses of solicitation?
The Board of Directors is making this solicitation, and the Company will pay the cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors, and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails, or otherwise. We will also pay proxy solicitation expenses for preparation, mailing, returning, and tabulating the proxies.
When are shareholder proposals and director nominations due for next year’s annual meeting?
The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Current Articles allow our shareholders holding in aggregate not less than one-tenth of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board of Directors may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, under the Current Articles, the Company shall hold an annual general meeting every year.
Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2027 annual general meeting of shareholders, shareholder proposals (including director nominations) must be received at our principal executive offices no later than December 29, 2026, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If we do not receive notice of the proposal or nomination at our principal executive offices prior to such date, such proposal or nomination will be considered untimely for purposes of Rule 14a-8. If a shareholder wishes to propose a person for election as a director of the Company (a “Candidate”) at our next annual general meeting, such shareholder must lodge a written notice at our principal place of business, with a copy forwarded to our registered office. The period for lodgment of such notice shall be a period commencing on the day after the dispatch of the notice of such meeting and ending on the earlier of (i) seven (7) days after the date of such notice or (ii) seven (7) days prior to the date of such meeting (or such other period, being not less than seven (7) days, commencing no earlier than the day of dispatch of the notice of such meeting and ending no later than seven (7) days prior to the date appointed for such meeting, as may be determined by the Board of Directors from time to time). Such written notice must include the background information on the Candidate required by Rule 13.51(2) of the HK Listing Rules. Any other shareholder proposal for the 2027 annual general meeting of shareholders which is submitted outside the processes of Exchange Act Rule 14a-8 (including a director nomination under Rule 13.70 of the HK Listing Rules) shall be considered untimely unless received by the Company in writing no later than March 14, 2027. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to Chief Legal Officer & Corporate Secretary, Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142. Additionally, to comply with the universal proxy rules, any shareholder that intends to solicit proxies in support of a director nominee other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2027.
When will the Company announce the voting results?
Results of the Annual Meeting will be posted on the website of the Company (https://www.zailaboratory.com/) and on the website of the Hong Kong Stock Exchange (www.hkexnews.hk) during the pre-market session on the next business day following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

DELIVERY OF PROXY MATERIALS
The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder in Hong Kong or Cayman Islands and prefer to receive separate copies of proxy materials either now or in the future, please contact Zai Lab Limited at 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Corporate Secretary, +86 21 6163 2588 or +1 (786) 250-1886. If you hold ordinary shares in the form of ADSs issued by Citibank (the depositary of our ADSs), or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact Citibank (the depositary of our ADSs), or your brokerage firm or bank, as applicable.
Generally, shareholders who have questions or concerns should contact our Investor Relations department at 899 Halei Road, Building B, Pudong, Shanghai, China 201203. However, shareholders who wish to communicate directly with the Board of Directors, or any individual director, should direct questions in writing to our Chief Legal Officer & Corporate Secretary at 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s), as appropriate.
EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN, AND
PROMPTLY RETURN THE ENCLOSED PROXY CARD

ZAI LAB LTD
899 HALEI ROAD
BUILDING B
PUDONG, SHANGHAI
CHINA 201203

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions by completing an electronic voting instruction form no later than 11:59 p.m. on June 14, 2026 (U.S. Eastern Time) / 11:59 a.m. on June 15, 2026 (Shanghai and Hong Kong Time). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/ZLAB2026**
or attend in person

You may attend the meeting in person or via the Internet and vote during the meeting. Read the information that is printed in the box below and follow the instructions. If you wish to attend the meeting in person, please check the meeting materials for any special requirements for meeting attendance.

VOTE BY MAIL

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V84583-P47254

ZAI LAB LIMITED

THIS PROXY CARD IS VALID ONLY WHEN COMPLETED, SIGNED AND DATED.

The Board of Directors (the "Board of Directors") of Zai Lab Limited (the "Company") recommends a vote FOR ordinary resolutions 1 to 14.

My/Our proxy is instructed to vote on the resolutions specified below:

THAT, each director nominee identified below is hereby re-elected to serve as a director until the 2027 annual general meeting of shareholders and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal:

		For	Against	Abstain
1.	Samantha (Ying) Du	☐	☐	☐
2.	John D. Diekman	☐	☐	☐
3.	Richard Gaynor	☐	☐	☐
4.	Nisa Leung	☐	☐	☐
5.	William Lis	☐	☐	☐
6.	Scott Morrison	☐	☐	☐
7.	Leon O. Moulder, Jr.	☐	☐	☐
8.	Michel Vounatsos	☐	☐	☐
9.	Peter Wirth	☐	☐	☐
10.	**THAT,** the appointment of KPMG LLP and KPMG as the Company's independent registered public accounting firms and auditors to audit the Company's consolidated financial statements to be filed with the U.S. Securities and Exchange Commission and The Stock Exchange of Hong Kong Limited for the year ending December 31, 2026, respectively, is hereby approved.	☐	☐	☐
11.	**THAT,** the authority of the Board of Directors to fix auditor compensation for 2026, is hereby approved.	☐	☐	☐
12.	**THAT,** on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement, is hereby approved.	☐	☐	☐
13.	**THAT,** a general mandate to the Board of Directors to allot and issue ordinary shares and/or ADSs and/or resell treasury shares of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders is hereby approved.	☐	☐	☐
14.	**THAT,** a general mandate to repurchase ordinary shares and/or ADSs of up to 10% of the total number of issued ordinary shares of the Company (excluding treasury shares) as of the date of the Annual Meeting until the 2027 annual general meeting of shareholders is hereby approved.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. In the case of a corporation or partnership, please execute either under its seal (if applicable) or under the hand of its officer(s) or attorney(s) duly authorized in writing for that purpose.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

V84584-P47254

ZAI LAB LIMITED
Annual Meeting of Shareholders
This proxy is solicited by the Board of Directors

I/We ____________________________ (print name(s)) of ____________________________ (print address(es)), being (a) holder(s) of ______________________ ADSs / ordinary shares of the Company, hereby appoint ____________________________ (print name) of ____________________________ (print address), or failing him/her, the Chairperson of the Annual Meeting (as defined below), and F. Ty Edmondson, and each of them, as my/our proxy, to attend and vote for me/us and on my/our behalf, at the annual general meeting of the shareholders of the Company (the "**Annual Meeting**") to be held on Wednesday, June 17, 2026 at 8:00 p.m. (Shanghai and Hong Kong Time) / Wednesday, June 17, 2026 at 8:00 a.m. (U.S. Eastern Time), at 899 Halei Road, Building B, Pudong, Shanghai, China 201203 or online at **www.virtualshareholdermeeting.com/ZLAB2026** and at any adjournment thereof. If no number is inserted, this proxy will be deemed to be related to all the shares of the Company registered in your name(s).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, your proxy will be voted in accordance with the Board of Directors' recommendations.

1. This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. The Chairperson of the meeting or F. Ty Edmondson will act as your proxy, if no other name is inserted. Please insert the number of shares registered in your name(s). If no number is inserted, this proxy will be deemed to relate to all the shares in the capital of the Company registered in your name(s).

2. **IMPORTANT: IF YOU WISH TO VOTE FOR A RESOLUTION, TICK (✔) IN THE RELEVANT BOX BELOW THE BOX MARKED "FOR". IF YOU WISH TO VOTE AGAINST A RESOLUTION, TICK (✔) IN THE RELEVANT BOX BELOW THE BOX MARKED "AGAINST". IF YOU WISH TO ABSTAIN FROM VOTING ON A RESOLUTION, TICK (✔) IN THE RELEVANT BOX BELOW THE BOX MARKED "ABSTAIN".**

3. If you mark the box "abstain," it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4. This form of proxy is for use by shareholders only. If the appointor is a corporate entity, this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5. The completion and return of this form will not prevent you from attending the Annual Meeting and voting in person or virtually should you so wish, although attendance at the Annual Meeting will not in and of itself revoke this proxy.

6. In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person, virtually or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy's (or proxies') name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Annual Meeting of the Company (the "Purposes"). We may transfer your and your proxy's (or proxies') name(s) and address(es) to our agent, contractor, or third-party service provider who provides administrative, computer, and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy's (or proxies') name(s) and address(es) will be retained for such period as may be necessary to fulfill the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Zai Lab Limited, 314 Main Street, Fourth Floor, Suite 100, Cambridge, MA 02142, Attention: Chief Legal Officer & Corporate Secretary.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side